Exhibit 3(a)

RESTATED CERTIFICATE OF INCORPORATION

OF

WELLS FARGO & COMPANY

___________________________________

Pursuant to Section 245 of the
General Corporation Law of the State of Delaware
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Wells Fargo & Company, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.                  The present name of the corporation is Wells Fargo & Company.

2.                  The corporation was originally incorporated under the name Northwest Bancorporation, and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 24, 1929.  On April 26, 1983 the corporation filed an amendment to its Certificate of Incorporation to change its name from Northwest Bancorporation to Norwest Corporation effective April 29, 1983, and on November 2, 1998 the corporation filed an amendment to its Certificate of Incorporation to change its name from Norwest Corporation to Wells Fargo & Company.

3.                  The corporation’s Board of Directors has duly adopted this Restated Certificate of Incorporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.  This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation, as theretofore amended or supplemented or restated, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

4.                  The text of the corporation’s Certificate of Incorporation, as heretofore amended or supplemented or restated, is hereby restated to read in its entirety as follows:

FIRST:  The name of this corporation is Wells Fargo & Company.

SECOND:  Its registered office in the State of Delaware is located in the City of Wilmington, County of New Castle.  The name and address of its registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD:  The nature of the business, or objects or purposes to be transacted, promoted or carried on, are:

To acquire by purchase, subscription or otherwise, and to own and hold, for investment purposes, the capital stock, scrip or any voting trust certificates in respect of the shares of
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capital stock issued or created by any moneyed, financial or investment corporation or association created and organized, or to be created and organized, under the laws of the United States of America or of any State or territory thereof; and to issue in exchange therefor shares of the capital stock of this corporation; and while the holder or owner of any such shares of capital stock, scrip or voting trust certificates, to possess and exercise in respect thereof any and all rights, powers and privileges of ownership, including the right to vote thereon;

To loan money to any aforesaid corporation or association, any of whose shares of capital stock, scrip or voting trust certificates aforesaid shall be owned at the time of such loan by this corporation, and to do any and all lawful things designed to protect, preserve, improve or enhance the value of any such shares, scrip or voting trust certificates;

In addition to and not in limitation of any of the aforesaid powers, to invest temporarily any of its capital or surplus funds in bonds, mortgages or evidences of indebtedness and any other securities issued or created by any individual, copartnership or other corporation, joint stock company or association, public or private, or of the Government of the United States of America, or of any Foreign Government, or of any State, territory, municipality or other political subdivision or of any governmental agency;

To acquire, hold, sell, reissue or cancel any shares of its own capital stock; provided, however, that this corporation may not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this corporation, and provided further that the shares of its own capital stock belonging to this corporation shall not be voted, directly or indirectly;

To organize, incorporate and reorganize subsidiary corporations for all lawful purposes;

To conduct all or any part of its operations and business without restriction or limit as to amount in the State of Delaware or in any or all other States, territories, districts, colonies and dependencies of the United States of America;

To have and to exercise any and all powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the Acts hereinafter referred to, or under any Act amendatory thereof or supplemental thereto or substituted therefor;

The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

~~FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Six Billion Twenty-Four Million (6,024,000,000), consisting of Twenty Million (20,000,000) shares of Preferred Stock without par value, Four Million (4,000,000) shares of Preference Stock without par value, and Six Billion (6,000,000,000) shares of Common Stock of the par value of $1-2/3 per share.~~*

*On April 29, 2010, Wells Fargo & Company filed a Certificate of Amendment Amending Article Fourth to increase the authorized common stock to 9,000,000,000 shares.

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The designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock, the Preference Stock and the Common Stock which are fixed by the Certificate of Incorporation and the express grant of authority to the Board of Directors of the corporation (hereinafter referred to as the “Board of Directors”) to fix by resolution or resolutions the designations and the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock and the Preference Stock which are not fixed by the Certificate of Incorporation are as follows:

1.         The Preferred Stock may be issued at any time or from time to time in any amount, provided not more than 20,000,000 shares thereof shall be outstanding at any one time, as Preferred Stock of one or more series, as hereinafter provided.  Each share of any one series of Preferred Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preferred Stock shall be distinctly designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article FOURTH.  Shares of Preferred Stock shall be issued only as fully paid and non-assessable shares.

The Preference Stock may be issued at any time or from time to time in any amount, provided not more than 4,000,000 shares thereof shall be outstanding at any one time, as Preference Stock of one or more series, as hereinafter provided.  Each share of any one series of Preference Stock shall be identical in all respects except as to the date from which dividends thereon may be cumulative, each series of Preference Stock shall be distinctly designated by letter or descriptive words, and all series of Preference Stock shall rank equally and be identical in all respects except as permitted by the provisions of Section 2 of this Article FOURTH.  Shares of Preference Stock shall be issued only as fully paid and non-assessable shares.

2.         Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Preferred Stock as Preferred Stock of any series and the Preference Stock as Preference Stock of any series and, in connection with the creation of each such series, to fix by resolution or resolutions providing for the issue of shares thereof the designations and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series so far as not inconsistent with the provisions of this Article FOURTH applicable to all series of Preferred Stock or Preference Stock, respectively, and to the full extent now or hereafter permitted by the laws of the State of Delaware, including the following:

(a)        The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(b)        The annual rate or rates of dividends payable on shares of such series, whether dividends shall be cumulative and, if so, the date or dates from which dividends shall be cumulative on the shares of such series, the preferences, restrictions, limitations and conditions upon the payment of dividends, and the dates on which dividends, if declared, shall be payable;

(c)        Whether shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be
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redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d)        The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

(e)        Whether shares of such series shall have a purchase, retirement or sinking fund for the purchase, retirement, or redemption of shares of such series and, if so, the terms and provisions thereof;

(f)        Whether shares of such series shall have conversion privileges and, if so, the terms and provisions thereof, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(g)        Whether shares of such series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms and provisions thereof; and

(h)        Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

3.         The holders of the Preferred Stock of each series and the holders of the Preference Stock of each series, respectively, shall be entitled to receive such dividends, when and as declared by the Board of Directors, out of funds legally available therefor, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, payable on such dates as may be fixed in such resolution or resolutions.  So long as there shall be outstanding any shares of Preferred Stock of any series or any shares of Preference Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issue of such series, no dividend, whether in cash or property, shall be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of Common Stock be purchased, redeemed or otherwise acquired for value by the corporation, if at the time of making such payment, declaration, distribution, purchase, redemption or acquisition the corporation shall be in default with respect to any dividend payable on, or obligation to maintain a purchase, retirement or sinking fund with respect to or to redeem, shares of Preferred Stock of any series or shares of Preference Stock of any series.  The foregoing provisions of this Section 3 shall not, however, apply to a dividend payable in Common Stock or to the acquisition of shares of Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock.

Subject to the foregoing and to any further limitations prescribed in accordance with the provisions of Section 2 of this Article FOURTH, the Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of Common Stock, and shares of Preferred Stock of any series and shares of Preference Stock of any series shall not be entitled to participate therein.

4.         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Preferred Stock of each series and the holders of the Preference Stock of each series shall be entitled to receive, out of the assets of the corporation available for distribution to its stockholders, before any distribution of assets shall be made to
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the holders of the Common Stock, the amount per share fixed by the Board of Directors pursuant to Section 2 of this Article FOURTH, plus in each such case an amount equal to any cumulative dividends thereon to the date of final distribution to the holders of the Preferred Stock or to the holders of the Preference Stock, respectively; and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series and the holders of the Preference Stock of any and all series, respectively, to participate ratably in all the assets of the corporation then remaining in accordance with their respective rights and preferences.  If upon any liquidation, dissolution or winding up of the corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock or the holders of all outstanding shares of Preference Stock the full amounts to which they respectively shall be entitled, the holders of shares of Preferred Stock of all series and the holders of shares of Preference Stock of all series, respectively, shall participate ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Preferred Stock or shares of Preference Stock held by them upon such distribution if all amounts payable in respect of the Preferred Stock of all series or the Preference Stock of all series, respectively, were paid in full.  Neither the statutory merger nor consolidation of the corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the corporation, nor a sale, transfer or lease of all or any part of the assets of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Section 4.

5.         The corporation, at the option of the Board of Directors, may redeem the whole or any part of the Preferred Stock of any series or of the Preference Stock of any series at the price or prices and on the terms and conditions provided in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series.

6.         Anything herein or in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock contained to the contrary notwithstanding, the rights of the holders of all classes of stock of the corporation in respect of dividends and purchase, retirement or sinking funds, if any, shall at all times be subject to the power of the Board of Directors from time to time to set aside such reserves and to make such other provisions, if any, as the Board of Directors shall deem to be necessary or advisable for working capital, for expansion of the corporation's business (including the acquisition of real and personal property for that purpose) and for any other purpose of the corporation.

7.         Except as otherwise provided by the statutes of the State of Delaware or by the Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock, the holders of the Preferred Stock and the holders of the Preference Stock shall have no right to vote.  The holders of the Preferred Stock and the holders of the Preference Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.  The holders of shares of Preference Stock shall not be entitled to more than one vote per share.

8.         Except as otherwise provided by the statutes of the State of Delaware or by the Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock or any series of Preference Stock, the vote of the holders of all or any portion of any class of stock, as a class, shall not be required for
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any action whatsoever to be taken or authorized by the stockholders of the corporation, including any amendment of the Certificate of Incorporation.

9.         No holder of shares of the corporation of any class or of any security or obligation convertible into, or of any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of the corporation of any class, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of the corporation of any class or any security or obligation convertible into, or any warrant, option or right to subscribe for, purchase or otherwise acquire, shares of the corporation of any class, whether now or hereafter authorized.

10.       If it deems it desirable so to do, the Board of Directors may from time to time issue scrip for fractional shares of stock.  Such scrip shall not confer upon the holder any voting or other rights of a stockholder of the corporation, but the corporation shall from time to time, within such time as the Board of Directors may determine, issue one whole share of stock upon the surrender of scrip for fractional shares aggregating one whole share, properly endorsed if in registered form.

Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed in the exhibit with respect to such series attached hereto as specified below and incorporated herein by reference:

~~Exhibit A~~	~~1997 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit B~~	~~1998 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit C~~	~~1999 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit D~~	~~2000 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit E~~	~~2001 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit F~~	~~2002 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit G~~	~~2003 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit H~~	~~2004 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit I~~	~~2005 ESOP Cumulative Convertible Preferred Stock*~~
~~Exhibit J~~	~~2006 ESOP Cumulative Convertible Preferred Stock*~~

*Wells Fargo & Company has filed Certificates Eliminating the Certificates of Designations for each of Wells Fargo's 1997, 1998, 1999, 2000, 2001, 2002, 2003, 2004, 2005 and 2006 ESOP Cumulative Convertible Preferred Stock (Exhibits A through J above)

FIFTH:  The amount of capital with which this corporation will commence business is One Thousand Dollars ($1,000.00), being twenty (20) shares of the par value of Fifty Dollars ($50.00) each.

SIXTH:  The names and places of residence of the subscribers to the capital stock and the number of shares subscribed for by each are as follows:

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                                Name                                Residence                     No. of Shares

A. V. Lane                    Wilmington, Delaware                   18
C. S. Peabbles            Wilmington, Delaware                    1
L. E. Gray                     Wilmington, Delaware                    1

SEVENTH:  This corporation is to have perpetual existence.

EIGHTH:  The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH:  The number of Directors of the corporation shall be as specified in the By-Laws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the By-Laws, provided the number of Directors of the corporation shall not be less than three (3).  In case of any increase in the number of Directors, the additional Directors may be elected by the Board of Directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.  In case of a vacancy in the Board of Directors, a majority of the remaining members of the Board may elect Directors to fill such vacancy.

Directors shall be stockholders.

TENTH:  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

To make, alter, amend or repeal the By-Laws of the corporation, except as otherwise provided in said By-Laws;

To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors, or of the stockholders.

To set apart out of any funds of the corporation available for dividends a reserve or reserves for working capital or for any other lawful purpose, and also to abolish any such reserve in the same manner in which it was created;

If the By-Laws so provide, to designate two or more of its number to constitute an Executive Committee, which Committee shall for the time being, as provided in said resolution or in the By-Laws of this corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

This corporation may in its By-Laws confer powers upon its Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the Statute.

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Both stockholders and Directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware and to keep the books of this corporation (subject to the provisions of the Statutes) outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors.

ELEVENTH:  In the absence of fraud, no contract or transaction between this corporation and any other association or corporation shall be affected by the fact that any of the Directors or officers of this corporation are interested in or are Directors or officers of such other association or corporation, and any Director or officer of this corporation individually may be a party to or may be interested in any such contract or transaction of this corporation; and no such contract or transaction of this corporation with any person or persons, firm, association or corporation shall be affected by the fact that any Director or officer of this corporation is a party to or interested in such contract or transaction in any way connected with such person or persons, firm, association or corporation; provided that such contract or other transaction shall be authorized or ratified by the vote of a majority of the Directors of this corporation not so interested; and each and every person who may become a Director or officer of this corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this corporation for the benefit of himself or any person, firm, association or corporation in which he may be in anywise interested.

TWELFTH:  This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by Statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THIRTEENTH:  The Board of Directors is expressly authorized:

(i)         to adopt, and from time to time to amend, one or more pension, profit sharing, retirement, and benefit plans benefiting any or all officers and employees and former officers and employees of this corporation and affiliated banks and companies;

(ii)        to adopt, and from time to time to amend, one or more stock option, stock purchase, stock bonus, incentive, and compensation plans benefiting any or all officers and employees of this corporation and affiliated banks and corporations; and

(iii)       to authorize affiliated banks and companies, on behalf of this corporation as a stockholder therein, to adopt, and from time to time to amend, any of said types of plans enumerated in clause (i) of this Article THIRTEENTH benefiting any or all officers and employees and former officers and employees thereof and any of said types of plans enumerated in clause (ii) of this Article THIRTEENTH benefiting any or all officers and employees thereof.

No action shall be taken under this Article except by the affirmative vote of a majority of the directors in office at the time such action is taken, and such majority shall not include any director who is a salaried officer of the corporation or of any affiliated bank or company.

FOURTEENTH:  (a)  Elimination of Certain Liability of Directors.  A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in
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good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(b)(1)  Right to Indemnification.  Each person who was or is made a party or is threatened to be a made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subparagraph (b)(2), the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.  The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (b) or otherwise.  The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(2)  Right of Claimant to Bring Suit.  If a claim under subparagraph (b)(1) is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be
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on the corporation.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3)  Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(4)  Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation is executed on behalf of the corporation by its Chairman and attested by its Secretary this  28th  day of September, 2006.

        /s/ Richard M. Kovacevich
Richard M. Kovacevich, Chairman

Attest:        /s/ Laurel A. Holschuh
    Laurel A. Holschuh, Secretary

[As filed with the Delaware Secretary of State on September 28, 2006.]

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WELLS FARGO & COMPANY

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware

DIVIDEND EQUALIZATION PREFERRED SHARES
(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on November 20, 2008, in accordance with Section 141(f) of the General Corporation Law:

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 2, 2008, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

1.         Designation.

(a)        The shares of such series of Preferred Stock shall be designated Dividend Equalization Preferred Shares (“DEPs”), and the number of shares constituting such series shall be 97,000.

(b)        DEPs redeemed, purchased or otherwise acquired by the Corporation or any of its subsidiaries (other than in a bona fide fiduciary capacity) shall be cancelled and may not be reissued.  DEPs may be issued in fractional shares which are whole number multiples of one one-millionth of a share, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of DEPs.

(c)        DEPs shall, with respect to distributions upon the liquidation, winding-up and dissolution of the Corporation, rank (x) senior to the Common Stock for the Liquidation Preference stated and defined in Section 3(a) below and (y) junior to each class or series of preferred stock issued in exchange for preferred stock of Wachovia Corporation established by the board of directors of Wachovia Corporation after September 1, 2001 and each class or series of preferred stock established by the Board of Directors after the date hereof.

2.         Dividends.  DEPs shall not entitle the holders thereof to any dividends, whether payable in cash, property, stock or otherwise.

3.         Liquidation.

(a)        In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional DEPs shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to the DEPs upon liquidation, to be paid in full an amount per whole share of DEPs equal to $10.00 (the “Liquidation Preference”), together with accrued dividends to such distribution or payment date, whether or not earned or declared.  If such payment shall have been made in full to all holders of DEPs, the holders of DEPs as such shall have no right or claim to any of the remaining assets of the Corporation.
(b)        In the event the assets of the Corporation available for distribution to the holders of DEPs upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 3(a), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the DEPs upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the DEPs, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

(c)        Upon the liquidation, dissolution or winding up of the Corporation, the holders of DEPs then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section 3 before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to the DEPs.

(d)        For the purposes of this Section 3, the consolidation or merger of, or binding statutory share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

4.         Redemption, Conversion, Exchange.

(a)        The DEPs shall not be convertible or exchangeable.  Other than as described in the next sentence, the DEPs shall not be redeemable.  The DEPs shall be redeemable by the Corporation, at the Corporation’s option and in its sole discretion, for an amount in cash equal to the Liquidation Preference per share of DEPs, after December 31, 2021.

(b)        In case of redemption of less than all of the DEPs at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Corporation in its sole discretion, provided that the Corporation may redeem all shares held by holders of fewer than 0.100 DEPs (or by holders that would hold fewer than 0.100 DEPs following such redemption) prior to its redemption of other DEPs.

(c)        Notice of any redemption shall be sent by or on behalf of the Corporation no less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the “Redemption Date”), by first class mail, postage prepaid, to all holders of record of the DEPs at their last addresses as they appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any DEPs except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective.  In addition to any information required by applicable law or regulation or the rules of any exchange upon which the DEPs may be listed or admitted to trading, such notice shall state (1) that such redemption is being made pursuant to the redemption provisions of this Section 5, (2) the Redemption Date, (3) the redemption price, (4) the total number of DEPs to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed, and (5) the place or places where certificates for such shares are to be surrendered for payment of the redemption price, including any procedures applicable to redemption to be accomplished through book-entry transfers.  Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem, on the Redemption Date, all shares called for redemption.

5.         Voting Rights.  Except as otherwise required by applicable law or regulation or the rules of a securities exchange upon which the DEPs may be listed or quoted, holders of the DEPs shall have no voting rights.

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Certificate of Designations to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Laurel A. Holschuh, its Secretary, this  30th  day of December, 2008.

WELLS FARGO & COMPANY

By:                   /s/ Barbara S. Brett

            Barbara S. Brett, Senior Vice President
            and Assistant Treasurer
     /s/ Laurel A. Holschuh
Laurel A. Holschuh, Secretary

[As filed with the Delaware Secretary of State on December 30, 2008.]

WELLS FARGO & COMPANY

CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware

7.50% NON-CUMULATIVE PERPETUAL CONVERTIBLE
CLASS A PREFERRED STOCK, SERIES L
(Without Par Value)

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorizes the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the written consent of the Committee duly adopted on November 20, 2008, in accordance with Section 141(f) of the General Corporation Law:

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 2, 2008, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1.     Designation.  The shares of such series of Preferred Stock shall be designated 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, with no par value and a liquidation preference of $1,000 per share (hereinafter referred to as the “Series L Preferred Stock”). Each share of Series L Preferred Stock shall be identical in all respects to every other share of Series L Preferred Stock. Series L Preferred Stock will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation.

Section 2.     Number of Shares.  The authorized number of shares of Series L Preferred Stock shall be 4,025,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series L Preferred Stock then outstanding) by the board of directors. Shares of Series L Preferred Stock that are converted in accordance with the terms hereof, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. The Corporation shall have the authority to issue fractional shares of Series L Preferred Stock.

Section 3.     Definitions.  As used herein with respect to Series L Preferred Stock:

“Applicable Conversion Price” at any given time means, for each share of Series L Preferred Stock, the price equal to $1,000 divided by the Applicable Conversion Rate in effect at such time.

“Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

“Base Price” has the meaning set forth in Section 13(d)(i).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Charlotte, North Carolina or New York, New York are not authorized or obligated by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, excluding any debt securities convertible into such equity.

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on that date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange or securities exchange in the European Economic Area on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange or securities exchange in the European Economic Area on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange or securities exchange in the European Economic Area, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm (unaffiliated with the Corporation) retained by the Corporation for this purpose. The “Closing Price” for any other share of Capital Stock shall be determined on a comparable basis, mutatis mutandis.

For purposes of this Certificate of Designations, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange will govern.

For purposes of calculating the Closing Price, if a Reorganization Event has occurred and (1) the Exchange Property consists only of shares of common securities, the Closing Price shall be based on the Closing Price of such common securities; (2) the Exchange

Property consists only of cash, the Closing Price shall be the cash amount paid per share; and (3) the Exchange Property consists of securities, cash and/or other property, the Closing Price shall be based on the sum, as applicable, of (x) the Closing Price of such common securities, (y) the cash amount paid per share of Common Stock and (z) the value (as determined by the board of directors from time-to-time) of any other securities or property paid to holders of Common Stock in connection with the Reorganization Event.

“Common Stock” means the common stock, $1-2/3 par value per share, of the Corporation.

“Conversion Agent” means American Stock Transfer & Trust Company acting in its capacity as conversion agent for the Series L Preferred Stock, and its successors and assigns or any other conversion agent appointed by the Corporation.

“Conversion Date” has the meaning set forth in Section 13(a)(iv)(B).

“Conversion Rate” means for each share of Series L Preferred Stock, 6.3814 shares of Common Stock, plus cash in lieu of fractional shares, subject to adjustment as set forth herein.

“Current Market Price” per share of Common Stock on any date of determination means the average of the VWAP per share of Common Stock on each of the 10 consecutive VWAP Trading Days ending on the earlier of the day in question and the day before the Ex-Date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in Section 14(a)(i) through (v).

“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

“Dividend Payment Date” has the meaning set forth in Section 4(a).

“Dividend Period” has the meaning set forth in Section 4(a).

“Dividend Threshold Amount” has the meaning set forth in Section 14(a)(iv).

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 15(a).

“Ex-Date” when used with respect to any issuance or distribution, means the first date on which such shares of Common Stock or other securities trade without the right to receive an issuance or distribution with respect thereto.

“Expiration Time” has the meaning set forth in Section 12(a)(v).

“Expiration Date” has the meaning set forth in Section 14(a)(v).

“Fiscal Quarter” means, with respect to the Corporation, the fiscal quarter publicly disclosed by the Corporation.

“Fundamental Change” has the meaning set forth in Section 13(d)(i).

“Holder” means the Person in whose name the shares of Series L Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series L Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series L Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation.

“Make-Whole Acquisition” means the occurrence, prior to any Conversion Date, of one of the following:

(a)        “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Corporation representing more than 50% of the voting power of the Common Stock; or

(b)        consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, to any Person other than one of the Corporation’s subsidiaries, in each case, pursuant to which the Common Stock will be converted into cash, securities, or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, Voting Shares immediately prior to such transaction beneficially own, directly or indirectly, Voting Shares representing a majority of the total voting power of all outstanding classes of Voting Shares of the continuing or surviving Person immediately after the transaction; provided,  however that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions (as determined by the board of directors) consists of shares of common securities of a Person or American Depositary Receipts in respect of such common securities that are traded on a U.S. national securities exchange or a securities exchange in the European Economic Area or that will be traded on a U.S. national securities exchange or a securities exchange in the European Economic Area when issued or exchanged in connection with a Make-Whole Acquisition.

“Make-Whole Acquisition Conversion” has the meaning set forth in Section 13(c)(i).

“Make-Whole Acquisition Conversion Period” has the meaning set forth in Section 13(c)(i).

“Make-Whole Acquisition Effective Date” has the meaning set forth in Section 13(c)(i).

“Make-Whole Acquisition Stock Price” means the price paid per share of Common Stock in the event of a Make-Whole Acquisition. If the holders of shares of Common Stock receive only cash in the Make-Whole Acquisition in a single per-share amount, other than with respect to appraisal and similar rights, the Make-Whole Acquisition Stock Price shall be the cash amount paid per share of Common Stock. For purposes of the preceding sentence as applied to a Make-Whole Acquisition of the type set forth in clause (a) of the definition Make-Whole Acquisition, a single price per share of Common Stock shall be deemed to have been paid only if the transaction or transactions that caused the Make-Whole Acquisition to occur was a tender offer for more than 50% of the then-outstanding Common Stock. Otherwise, the Make-Whole Acquisition Stock Price shall be the average of the Closing Price per share of Common Stock on the ten Trading Days up to, but not including, the Make-Whole Acquisition Effective Date.

“Make-Whole Shares” has the meaning set forth in Section 13(c)(i).

“Mandatory Conversion Date” has the meaning set forth in Section 13(b)(iii).

“Market Disruption Event” means any of the following events that has occurred:

(a)        change or quotation system on which the VWAP is determined pursuant to the definition of the VWAP Trading Day (a “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange, or otherwise relating to Common Stock or in futures or options contracts relating to the Common Stock on the Relevant Exchange;

(b)        any event (other than an event described in clause (c)) that disrupts or impairs (as determined by the Corporation in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, futures or options contracts relating to the Common Stock on the Relevant Exchange; or

(c)        the failure to open of the Relevant Exchange on which futures or options contracts relating to the Common Stock, are traded or the closure of such Relevant Exchange prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by such Relevant Exchange at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such Relevant Exchange for execution at the actual closing time on such day.

“Nonpayment Event” has the meaning set forth in Section 7(a).

“Notice of Mandatory Conversion” has the meaning set forth in Section 13(b)(iii).

“Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series L Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Preferred Stock Directors” has the meaning set forth in Section 7(a).

“Purchased Shares” has the meaning set forth in Section 12(a)(v).

“Record Date” has the meaning set forth in Section 12(d), except for purposes of Section 14.

“Reference Price” means the applicable Make-Whole Acquisition Stock Price.

“Registrar” means American Stock Transfer & Trust Company acting in its capacity as registrar for the Series L Preferred Stock, and its successors and assigns or any other registrar appointed by the Corporation.

“Relevant Exchange” has the meaning set forth above in the definition of Market Disruption Event.

“Reorganization Event” has the meaning set forth in Section 15(a).

“Series L Preferred Stock” has the meaning set forth in Section 1.

“Trading Day” means a day on which the shares of Common Stock:

(a)        are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(b)        have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

“Transfer Agent” shall mean American Stock Transfer & Trust Company acting in its capacity as transfer agent for the Series L Preferred Stock, and its successors and assigns or any other transfer agent appointed by the Corporation.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series L Preferred Stock.

“Voting Shares” of a Person means shares of all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such Person.

“VWAP” per share of the Common Stock on any VWAP Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page WFC<equity>AQR (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant VWAP Trading Day until the close of trading on the relevant VWAP Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such VWAP Trading Days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose by the Corporation). The VWAP for any other share of Capital Stock shall be determined on a comparable basis,mutatis mutandis.

“VWAP Trading Day” means, for purposes of determining a VWAP per share of Common Stock, a Business Day on which the Relevant Exchange (as defined in the definition of Market Disruption Event) is scheduled to be open for business and on which there has not occurred or does not exist a Market Disruption Event.

Section 4.     Dividends.

(a)        Rate.  Holders of Series L Preferred Stock shall be entitled to receive, if, as and when declared by the board of directors, but only out of funds legally available therefor, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series L Preferred Stock, and no more, from the date of issuance at a rate per annum equal to 7.50%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing June 15, 2008. The term “Dividend Payment Date” means March 15, June 15, September 15 and December 15. If any date specified pursuant the preceding sentence is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall be payable to the actual payment date and no interest or other payment shall be paid with respect of such delay. The term “Dividend Period” means each period from and including a Dividend Payment Date (or the date of issuance of the Series L Preferred Stock for the first Dividend Payment Date) to but excluding the next Dividend Payment Date;provided that the first Dividend Period shall be deemed to have commenced on December 15, 2008. The amount of dividends payable for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)        Non-Cumulative Dividends.  Dividends on shares of Series L Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series L Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to be payable and the Corporation shall have no obligation to pay, and the holders of Series L Preferred Stock shall have no right to receive, dividends payable in respect of the Dividend Period ending immediately prior to such Dividend Payment Date after such Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series L Preferred Stock, any Parity Stock, any Junior Stock or any other class or series of authorized preferred stock of the Corporation. Holders of Series L Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period on the Series L Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments or failure to make any Dividend Payment or Dividend Payments.

(c)        Priority of Dividends.  So long as any share of Series L Preferred Stock remains outstanding and, as to any Junior Stock or Parity Stock then outstanding, unless full dividends on all outstanding shares of Series L Preferred Stock for the Dividend Period ending on or immediately prior to the dividend payment date or other payment date for such Junior Stock or Parity Stock have been paid in full or declared and set aside for payment, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on such Junior Stock (other than a dividend payable solely in Junior Stock) or on such Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, (ii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (1) as a result of a reclassification of Junior Stock for or into Junior Stock, (2) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock or (4) in connection with the satisfaction of the Corporation’s obligations pursuant to any contract entered into in the ordinary course prior to the beginning of such Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation, and (iii) no shares of Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (1) as a result of a reclassification of Parity Stock for or into Parity Stock or Junior Stock, (2) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or for or into Junior Stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock or (4) in connection with the satisfaction of the Corporation’s obligations pursuant to any contract entered into in the ordinary course prior to the beginning of such Dividend Period), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation (other than through the use of the proceeds of a substantially contemporaneous sale described in clause (ii)(3) or (iii)(3) above), otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series L Preferred Stock and such Parity Stock.

When dividends are not paid in full upon the Series L Preferred Stock and any Parity Stock, dividends upon shares of the Series L Preferred Stock and such Parity Stock will be declared on a proportional basis, based upon the ratio of the amount of dividends declared on the Series L Preferred Stock and such Parity Stock to the amount that, if declared, would be full dividends (including accrued and unpaid dividends as to any Parity Stock that bears dividends on a cumulative basis) on the Series L Preferred Stock and such Parity Stock through the next succeeding applicable dividend payment date. If the board of directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of the Series L Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series L Preferred Stock shall not be entitled to participate in any such dividend.

Section 5.     Liquidation Rights.

(a)        Liquidation.  In the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation, holders of Series L Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Parity Stock or class or series of securities ranking senior to or on parity with the Series L Preferred Stock upon liquidation and the rights of the Corporation’s creditors, to receive in full a liquidation preference in an amount equal to $1,000 per share, plus an amount equal to all declared and unpaid dividends for the then-current Dividend Period to the date of liquidation. The holder of Series L Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary dissolution, winding-up and liquidation of the Corporation other than what is expressly provided for in this Section 5.

(b)        Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the liquidation preference to all holders of Series L Preferred Stock and the liquidation preferences of any Parity Stock to all holders of such Parity Stock, the amounts paid to the holders of Series L Preferred Stock and to the holders of all Parity Stock shall be  pro rata  in accordance with the respective aggregate liquidation preferences of Series L Preferred Stock and all such Parity Stock.

(c)        Residual Distributions.  If the applicable liquidation preference has been paid in full to all holders of Series L Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)        Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation.

Section 6.     Redemption.  The shares of Series L Preferred Stock shall not be redeemable.

Section 7.     Voting Rights.  The holders of Series L Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by applicable law.

(a)        Right To Elect Two Directors Upon Nonpayment Events.  If after the issuance of the Series L Preferred Stock the Corporation fails to pay, or declare and set aside for payment, full dividends on the Series L Preferred Stock or any class or series of Voting Parity Stock for six Dividend Periods or their equivalent (whether or not consecutive) (a “Nonpayment Event”), the number of directors then constituting the board of directors shall automatically be increased by two and the holders of Series L Preferred Stock, voting together as a single and separate class with the holders of all outstanding shares of Voting Parity Stock, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors; and provided further that the board of directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of Series L Preferred Stock and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event at the Corporation’s next annual meeting of shareholders, and, except as provided below, at each subsequent annual meeting of shareholders of the Corporation.

When dividends have been paid in full on the Series L Preferred Stock and any and all Voting Parity Stock for at least four consecutive Dividend Periods or their equivalent after a Nonpayment Event, then the right of the holders of Series L Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such rights in the case of any future Nonpayment Event), and, if and when all rights of holders of Series L Preferred Stock and Voting Parity Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the board of directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series L Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single and separate class). In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by a plurality of the votes cast by the holders of Series L Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a single and separate class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the board of directors for a vote.

(b)        Other Voting Rights.  So long as any shares of Series L Preferred Stock are outstanding, the vote or consent of the holders of at least 66  2/3 % of the shares of Series L Preferred Stock at the time outstanding and entitled to vote thereon, voting separately as a single class with all other classes or series of preferred stock ranking equally with the Series L Preferred Stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i)         Amendment Affecting Series L Preferred Stock.  Any amendment, alteration or repeal of any provision of the certificate of incorporation or bylaws so as to adversely affect the rights, preferences, privileges or voting powers of the Series L Preferred Stock.

(ii)        Authorization or Issuance of Senior Stock.  Any amendment or alteration of any provision of the certificate of incorporation or bylaws to authorize, create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into shares of, any class or series of Capital Stock of the Corporation ranking senior to the Series L Preferred Stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the affairs of the Corporation; or

(iii)       Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Series L Preferred Stock, or of a merger or consolidation of the Corporation with another Person, unless in each case (x) the shares of Series L Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting Person, are converted into or exchanged for preference securities of the surviving or resulting Person or a Person controlling such Person, and (y) such Series L Preferred Stock shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series L Preferred Stock, taken as a whole; provided,  however, that any authorization, creation or increase in the authorized amount of or issuance of Series L Preferred Stock or any class or series of Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series L Preferred Stock, and holders of the Series L Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(b) would adversely affect one or more but not all series of voting preferred stock (including the Series L Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of preferred stock).

(c)        Changes for Clarification.  Without the consent of the holders of Series L Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series L Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series L Preferred Stock:

(i)         to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii)        to make any provision with respect to matters or questions arising with respect to the Series L Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.

(d)        Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Series L Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the board of directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the certificate of incorporation, the bylaws, applicable law and any national securities exchange or other trading facility in which the Series L Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series L Preferred Stock and any Voting Parity Stock has been cast or given on any matter on which the holders of shares of Series L Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

For purposes of determining the voting rights of the holders of Series L Preferred Stock under this Section 7, each holder will be entitled to one vote for each $1,000 of liquidation preference to which his or her shares are entitled. Holders of shares of Series L Preferred Stock will be entitled to one vote for each such share of Series L Preferred Stock held by them.

Section 8.     Rank.  Notwithstanding anything set forth in the certificate of incorporation or this Certificate of Designations to the contrary, the board of directors, without the vote of the holders of the Series L Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.

Section 9.     Repurchase.  Subject to the limitations imposed herein, the Corporation may purchase and sell Series L Preferred Stock from time to time to such extent, in such manner, and upon such terms as the board of directors may determine; provided,  however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.

Section 10.   Unissued or Reacquired Shares.  Shares of Series L Preferred Stock not issued or which have been issued and converted in accordance with the terms hereof or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Ssection 11.  No Sinking Fund.  Shares of Series L Preferred Stock are not subject to the operation of a sinking fund.

Section 12.   Right to Convert.  Each Holder shall have the right, at such Holder’s option, at any time, to convert all or any portion of such Holder’s Series L Preferred Stock into shares of Common Stock at the Applicable Conversion Rate (subject to the conversion procedures set forth in Section 13 herein) plus cash in lieu of fractional shares.

Section 13.   Conversion.

(a)        Conversion Procedures.

(i)         Effective immediately prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, dividends shall no longer be declared on any converted shares of Series L Preferred Stock and such shares of Series L Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Section 12, Section 13(b), Section 13(c), Section 13(d), Section 15 or Section 16, as applicable.

(ii)        Prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series L Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock and/or other securities issuable upon conversion), by virtue of holding shares of Series L Preferred Stock.

(iii)       The Person or Persons entitled to receive the Common Stock and/or other securities issuable upon conversion of Series L Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or such other securities as of the close of business on the Mandatory Conversion Date or any applicable Conversion Date except to the extent that all or a portion of such Common Stock is subject to the limitations set forth in Section 18. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, other securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series L Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation through book-entry transfer through the Depositary.

(iv)       Conversion into shares of Common Stock will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:

(A)       On the Mandatory Conversion Date or applicable Conversion Date, certificates or evidence of shares in book-entry form representing shares of Common Stock shall be issued and delivered to Holders or their designee upon presentation and surrender of the certificate evidencing the Series L Preferred Stock to the Conversion Agent if shares of the Series L Preferred Stock are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in a global certificate representing Series L Preferred Stock, a book-entry transfer through the Depositary will be made by the Conversion Agent upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.

(B)       On the date of any conversion at the option of Holders pursuant to Section 12, Section 13(c) or Section 13(d), if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(1)        complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;

(2)        surrender the shares of Series L Preferred Stock to the Conversion Agent;

(3)        if required, furnish appropriate endorsements and transfer documents;

(4)        if required, pay all transfer or similar taxes; and

(5)        if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date.

If a Holder’s interest is a beneficial interest in a global certificate representing Series L Preferred Stock, in order to convert a Holder must comply with clauses (3) through (5) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security.

The date on which a Holder complies with the procedures in this clause (v) is the “Conversion Date.”

(C)       Conversion Agent shall, on a Holder’s behalf, convert the Series L Preferred Stock into shares of Common Stock and/or cash, other securities or other property (involving payments of cash in lieu of fractional shares), in accordance with the terms of the notice delivered by such Holder described in clause (B) above. If a Conversion Date on which a Holder elects to convert Series L Preferred Stock is prior to the Record Date relating to any declared dividend for the Dividend Period, such Holder will not have the right to receive any declared dividends for that Dividend Period. If a Conversion Date on which a Holder elects to convert Series L Preferred Stock or the Mandatory Conversion Date is after the Record Date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record on the Record Date for that dividend. Notwithstanding the preceding sentence, if the Conversion Date is after the Record Date and prior to the Dividend Payment Date, whether or not such Holder was the Holder of record on the Record Date, the Holder must pay to the Conversion Agent upon conversion of the shares of Series L Preferred Stock an amount in cash equal to the full dividend actually paid on the Dividend Payment Date for the then-current Dividend Period on the shares of Series L Preferred Stock being converted, unless the Holder’s shares of Series L Preferred Stock are being converted pursuant to Section 13(b), Section 13(c) or Section 13(d).

(b)        Mandatory Conversion at the Corporation’s Option.

(i)         On or after March 15, 2013, the Corporation may, at its option, at any time or from time to time, cause some or all of the Series L Preferred Stock to be converted into shares of Common Stock at the Applicable Conversion Rate if, for 20 Trading Days during any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Closing Price of the Common Stock exceeds 130% of the Applicable Conversion Price of the Series L Preferred Stock. The Corporation will provide Notice of Mandatory Conversion as set forth in Section 13(b)(iii) within three Trading Days after the end of the 30 consecutive Trading Day period.

(ii)        If the Corporation elects to cause less than all of the Series L Preferred Stock to be converted under clause (i) above, the Conversion Agent will select the

Series L Preferred Stock to be converted by lot, or on a pro rata basis or by another method the Conversion Agent considers fair and appropriate, including any method required by the Depositary (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Series L Preferred Stock is then traded or quoted). If the Conversion Agent selects a portion of a Holder’s Series L Preferred Stock for partial conversion at the Corporation’s option and such Holder converts a portion of its shares of Series L Preferred Stock at the same time, the portion converted at such Holder’s option will reduce the portion selected for conversion at the Corporation’s option under this Section 13(b).

(iii)       If the Corporation exercises the optional conversion right described in this Section 13(b), the Corporation shall give notice (such notice a “Notice of Mandatory Conversion”) by (i) providing a notice of such conversion by first class mail to each Holder of record for the shares of Series L Preferred Stock to be converted or (ii) issuing a press release and making this information available on its website. The Conversion Date shall be a date selected by the Corporation (the “Mandatory Conversion Date”), not less than 10 days, and not more than 20 days, after the date on which the Corporation provides the Notice of Mandatory Conversion. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(A)       the Mandatory Conversion Date;

(B)       the number of shares of Common Stock to be issued upon conversion of each share of Series L Preferred Stock; and

(C)       the aggregate number of shares of Series L Preferred Stock to be converted.

(c)        Conversion upon Make-Whole Acquisition.

(i)         In the event of a Make-Whole Acquisition occurring prior to a Mandatory Conversion Date or Conversion Date, each Holder shall have the option to convert its shares of Series L Preferred Stock (a “Make-Whole Acquisition Conversion”) during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the Make-Whole Acquisition Effective Date and receive an additional number of shares of Common Stock (the “Make-Whole Shares”) as set forth in clause (ii) below.

(ii)        The number of Make-Whole Shares per share of Series L Preferred Stock shall be determined by reference to the table below for the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Stock Price:

Make-Whole Acquisition Stock Price

Effective Date	$120.54	$125.57	$138.12	$150.68	$156.71	$175.79	$203.72	$226.02	$251.13	$301.36	$401.81	$502.26
April 17, 2008........	1.9153	1.8855	1.5191	1.1110	0.9497	0.6471	0.3962	0.2847	0.2091	0.1354	0.0757	0.0458
March 15, 2009........	1.9153	1.8775	1.5052	1.0951	0.9437	0.6331	0.3763	0.2588	0.1852	0.1175	0.0697	0.0438
March 15, 2010........	1.9153	1.8397	1.4913	1.0871	0.9378	0.6073	0.3365	0.2210	0.1533	0.0956	0.0577	0.0358
March 15, 2011........	1.9153	1.7899	1.4694	1.0731	0.9238	0.5794	0.2887	0.1712	0.1075	0.0657	0.0398	0.0259
March 15, 2012........	1.9153	1.7561	1.4355	1.0652	0.9139	0.5356	0.2051	0.0896	0.0458	0.0299	0.0199	0.0119
March 15, 2013........	1.9153	1.6704	1.4275	1.0592	0.9119	0.5097	0.0916	0.0000	0.0000	0.0000	0.0000	0.0000
Thereafter................	1.9153	1.6704	1.4275	1.0592	0.9119	0.5097	0.0916	0.0000	0.0000	0.0000	0.0000	0.0000

(A)       The exact Make-Whole Acquisition Stock Prices and Make-Whole Acquisition Effective Dates may not be set forth in the table, in which case:

(1)        if the Make-Whole Acquisition Stock Price is between two Make-Whole Acquisition Stock Price amounts in the table or the Make-Whole Acquisition Effective Date is between two dates in the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;

(2)        if the Make-Whole Acquisition Stock Price is in excess of $502.26 per share (subject to adjustment pursuant to Section 14), no Make-Whole Shares will be issued upon conversion of the Series L Preferred Stock; and

(3)        if the Make-Whole Acquisition Stock Price is less than $120.54 per share (subject to adjustment pursuant to Section 14), no Make-Whole Shares will be issued upon conversion of the Series L Preferred Stock.

(B)       The Make-Whole Acquisition Stock Prices set forth in the table above are subject to adjustment pursuant to Section 14 hereof and shall be adjusted as of any date the Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Stock Prices will equal the Make-Whole Acquisition Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make-Whole Acquisition Stock Prices adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the number of Make-Whole Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.

(iii)       On or before the twentieth day prior to the date the Corporation anticipates being the effective date for the Make-Whole Acquisition or within two business days of becoming aware of a Make-Whole Acquisition of the type set forth in clause (a) of the definition Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)       the anticipated effective date or effective date of the Make-Whole Acquisition; and

(B)       the date, which shall be 30 days after the Make-Whole Acquisition Effective Date, by which a Make-Whole Acquisition Conversion must be exercised.

(iv)       On the Make-Whole Acquisition Effective Date or as soon as practicable thereafter, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)       the date that shall be 30 days after the Make-Whole Acquisition Effective Date;

(B)       the number of Make-Whole Shares;

(C)       the amount of cash, securities and other consideration receivable by a Holder of Series L Preferred Stock upon conversion; and

(D)       the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition.

(v)        To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than 5:00 p.m., New York City time on or before the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice delivered under clause (iv) above, comply with the procedures set forth in Section 13(a)(iv)(B).

(vi)       If a Holder does not elect to exercise the Make-Whole Acquisition Conversion option in accordance with the provisions specified in this Section 13(c), the shares of Series L Preferred Stock or successor security held by it shall remain outstanding (unless otherwise converted as provided herein), and the Holder will not be eligible to receive Make-Whole Shares.

(vii)      Upon a Make-Whole Acquisition Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 13(a)(iv) above, deliver to the Holder such cash, securities or other property as are issuable with respect to Make-Whole Shares in the Make-Whole Acquisition.

(viii)     In the event that a Make-Whole Acquisition Conversion is effected with respect to shares of Series L Preferred Stock or a successor security representing less than all the shares of Series L Preferred Stock or a successor security held by a Holder, upon such Make-Whole Acquisition Conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series L Preferred Stock or such successor security held by the Holder as to which a Make-Whole Acquisition Conversion was not effected.

(d)        Conversion Upon Fundamental Change.

(i)         If the Reference Price in connection with a Make-Whole Acquisition is less than $120.54 (a “Fundamental Change”), a Holder may elect to convert each share of Series L Preferred Stock during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted conversion price equal to the greater of (1) the Reference Price and (2) $60.27, subject to adjustment as described in clause (ii) below (the “Base Price”). If the Reference Price is less than the Base Price, Holders will receive a maximum of 16.5916 shares of Common Stock per share of Series L Preferred Stock converted, subject to adjustment as a result of any adjustment to the Base Price described in clause (ii) below.

(ii)        The Base Price shall be adjusted as of any date the Conversion Rate of the Series L Preferred Stock is adjusted pursuant to Section 14. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Conversion Rate adjustment and the denominator of which is the Conversion Rate as so adjusted.

(iii)       In lieu of issuing Common Stock upon conversion in the event of a Fundamental Change, the Corporation may at its option, and if it obtains any necessary regulatory approval, pay an amount in cash (computed to the nearest cent) equal to the Reference Price for each share of Common Stock otherwise issuable upon conversion.

(iv)       On or before the twentieth day prior to the date the Corporation anticipates being the effective date for the Fundamental Change or within two business days of becoming aware of the Fundamental Change if it is a Make-Whole Acquisition of the type set forth in clause (a) of the definition Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)       the anticipated effective date of the Fundamental Change; and

(B)       the date, which shall be 30 days after the anticipated effective date of a Fundamental Change, by which a Fundamental Change conversion must be exercised.

(v)        On the effective date of a Fundamental Change or as soon as practicable thereafter, another written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(A)       the date that shall be 30 days after the effective date of the Fundamental Change;

(B)       the adjusted conversion price following the Fundamental Change;

(C)       the amount of cash, securities and other consideration received by a Holder of Series L Preferred Stock upon conversion; and

(D)       the instructions a Holder must follow to exercise its conversion option in connection with such Fundamental Change.

(vi)       To exercise its conversion option upon a Fundamental Change, a Holder must, no later than 5:00 p.m., New York City time on or before the date by which the conversion option upon the Fundamental Change must be exercised as specified in the notice delivered under clause (v) above, comply with the procedures set forth in Section 13 (a)(v)(B) and indicate that it is exercising the Fundamental Change conversion option.

(vii)      If a Holder does not elect to exercise its conversion option upon a Fundamental Change in accordance with the provisions specified in this Section 13(d), the shares of Series L Preferred Stock or successor security held by it shall remain outstanding (unless otherwise converted as provided herein) and the Holder will not be eligible to convert its shares pursuant to this Section 13(d).

(viii)     Upon a conversion upon a Fundamental Change, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor as set forth in Section 13(a)(iv), deliver to the Holder such cash, securities or other property as are issuable with respect to the adjusted conversion price following the Fundamental Change.

(ix)       In the event that a conversion upon a Fundamental Change is effected with respect to shares of Series L Preferred Stock or a successor security representing less than all the shares of Series L Preferred Stock or a successor security held by a Holder, upon such conversion the Corporation or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Series L Preferred Stock or such successor security held by the Holder as to which a conversion upon a Fundamental Change was not effected.

Section 14.   Anti-Dilution Adjustments.

(a)        Adjustments.  The Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(i)         The issuance of Common Stock as a dividend or distribution to all holders of Common Stock or a subdivision or combination of Common Stock (other than in connection with a Reorganization Event), in which event the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR0 x (OS 1 / OS0)

where,

CR0         =          the Conversion Rate in effect at the close of business on the Record Date

CR1         =          the Conversion Rate in effect immediately after the Record Date
OS0         =          the number of shares of Common Stock outstanding at the close of business on the Record Date prior to giving effect to such event
OS1         =          the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

Notwithstanding the foregoing, (1) no adjustment will be made for the issuance of Common Stock as a dividend or distribution to all holders of Common Stock that is made in lieu of a quarterly or annual cash dividend or distribution to such holders, to the extent such dividend or distribution does not exceed the applicable Dividend Threshold Amount (with the amount of any such dividend or distribution equaling the number of such shares being issued multiplied by the average of the VWAP of the Common Stock over each of the five consecutive VWAP Trading Days prior to the Ex-Date for such dividend or distribution) and (2) in the event any dividend, distribution, subdivision or combination that is the subject of this Section 14(a)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the board of directors publicly announces its decision not to pay or make such dividend or distribution or effect such subdivision or combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such subdivision or combination had not been announced.

(ii)        The issuance to all holders of Common Stock of certain rights or warrants (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a Reorganization Event) entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a conversion price per share less than) the Current Market Price as of the Record Date, in which event each Conversion Rate will be adjusted based on the following formula:

CR 1 = CR0 x [(OS0 + X) / (OS0 + Y)]

where,

CR0         =          the Conversion Rate in effect at the close of business on the Record Date
CR1         =          the Conversion Rate in effect immediately after the Record Date
OS0         =          the number of shares of Common Stock outstanding at the close of business on the Record Date
X          =          the total number of shares of Common Stock issuable pursuant to such rights or warrants (or upon conversion of such securities)
Y          =          the number of shares equal to the quotient of the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities paid upon conversion) divided by the average of the VWAP of the Common Stock over each of the ten consecutive VWAP Trading Days prior to the Business Day immediately preceding the announcement of the issuance of such rights or warrants

Notwithstanding the foregoing, (1) in the event that such rights or warrants described in this Section 14(a)(ii) are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the board of directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared and (2) to the extent that such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

In determining the aggregate price payable for such shares of the Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and the value of such consideration (if other than cash, to be determined by the board of directors). If an adjustment to the Conversion Rate may be required pursuant to this Section 14(a)(ii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required pursuant to this Section 14(a)(ii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 14(a)(ii).

(iii)       The dividend or other distribution to all holders of Common Stock of shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or its assets (excluding any dividend, distribution or issuance covered by clauses (a)(i) or (a)(ii) above or (a)(iv) below, any dividend or distribution in connection with a Reorganization Event or any spin-off to which the provisions set forth below in this clause (a)(iii) apply) in which event the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR0 x [SP0 / (SP0 – FMV)]

where,

CR0         =          the Conversion Rate in effect at the close of business on the Record Date
CR1         =          the Conversion Rate in effect immediately after the Record Date
SP0          =          the Current Market Price as of the Record Date
FMV    =          the fair market value (as determined by the board of directors) on the Record Date of the shares of capital stock of the Corporation, evidences of indebtedness or assets so distributed, applicable to one share of Common Stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of the Corporation of, or similar equity interests in, a subsidiary or other business unit of the Corporation (i.e.,  a spin-off) that are, or, when issued, will be, traded on the New York Stock Exchange, the Nasdaq Stock Market or any other national or regional securities exchange or market, then the Conversion Rate will instead be adjusted based on the following formula:

CR 1 = CR0 x [(FMV0 + MP0) / MP0]

where,

CR0         =          the Conversion Rate in effect at the close of business on the Record Date
CR1         =          the Conversion Rate in effect immediately after the Record Date
FMV0     =          the average of the VWAP of the Capital Stock distributed to holders of Common Stock applicable to one share of Common Stock over each of the 10 consecutive

VWAP Trading Days commencing on and including the third VWAP Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or association or over-the-counter market, or, if not so traded or quoted, the fair market value of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock as determined by the board of directors
MP0     =          the average of the VWAP of the Common Stock over each of the 10 consecutive VWAP Trading Days commencing on and including the third VWAP Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other national or regional exchange or association or over-the-counter market on which Common Stock is then traded or quoted

Notwithstanding the foregoing, (1) if any dividend or distribution of the type described in this Section 14(a)(iii) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the board of directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment to the Conversion Rate may be required under this Section 14(a)(iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 14(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 14(a)(iii).

(iv)       The Corporation makes a distribution consisting exclusively of cash to all holders of Common Stock, excluding (a) any regular cash dividend on Common Stock to the extent that the aggregate cash dividend per share of Common Stock does not exceed $1.8835 in any fiscal quarter (the “Dividend Threshold Amount”) and (b) any consideration payable in connection with a tender or exchange offer made by the Corporation or any its subsidiaries referred to in clause (v) below, in which event, the Conversion Rate will be adjusted based on the following formula:

CR 1 = CR0 x [SP0 / (SP0 – C)]

where,

CR0         =          the Conversion Rate in effect at the close of business on the Record Date
CR1         =          the Conversion Rate in effect immediately after the Record Date
SP0          =          the Current Market Price as of the Record Date
C          =          the amount in cash per share equal to (1) in the case of a regular quarterly dividend, the amount the Corporation distributes to holders or pays, less the Dividend Threshold Amount or (2) in any other case, the amount the Corporation distributes to holders or pays

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this clause (iv).

Notwithstanding the foregoing, if any dividend or distribution of the type described in this Section 14(a)(iv) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the board of directors publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v)        The Corporation or one or more of its subsidiaries make purchases of Common Stock pursuant to a tender offer or exchange offer by the Corporation or a subsidiary of the Corporation for Common Stock to the extent that the cash and value (as determined by the board of directors) of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the VWAP per share of Common Stock on the VWAP Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1) / (SP 1 x OS0)]

where,

CR0         =          the Conversion Rate in effect at the close of business on the Expiration Date
CR1         =          the Conversion Rate in effect immediately after the Expiration Date
FMV    =          the fair market value (as determined by the board of directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)
OS1         =          the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) less any Purchased Shares
OS0         =          the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares
SP1          =          the average of the VWAP of the Common Stock over each of the ten consecutive VWAP Trading Days commencing with the VWAP Trading Day immediately after the Expiration Date.

Notwithstanding the foregoing, if the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. If an adjustment to the Conversion Rate may be required under this Section 14(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 14(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 14(a)(v).

(b)        Calculation of Adjustments.  All adjustments to the Conversion Rate shall be calculated by the Corporation to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made will be made prior to any conversion pursuant to Section 13(b), Section 13(c) or Section 13(d).

(c)        When No Adjustment Required.

(i)         Except as otherwise provided in this Section 14, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock.

(ii)        Rights Plans.  To the extent that the Corporation has a stockholders’ rights plan in effect upon conversion of the Series L Preferred Stock into Common Stock, Holders will receive, in addition to any of Common Stock deliverable and in lieu of any adjustment to the Conversion Rate, the rights under the stockholders’ rights plan, unless prior to any conversion, the rights have separated from Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if we distributed to all holders of Common Stock, shares of the Corporation’s Capital Stock, evidences of indebtedness or assets as described in Section 14(a)(iii). A further adjustment will occur as described in Section 14(a)(iii), if such rights become exercisable to purchase different securities, evidences of indebtedness or assets, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(iii)       No adjustment to the Conversion Rate need be made:

(A)       upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan;

(B)       upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries; or

(C)       upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Series L Preferred Stock was first issued.

(iv)       No adjustment to the Conversion Rate need be made for a transaction referred to in Section 14(a)(i) through (v) if Holders may participate in the transaction on a basis and with notice that the board of directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

(v)        No adjustment to the Conversion Rate need be made for a change in the par value or no par value of the Common Stock.

(vi)       No adjustment to the Conversion Rate will be made to the extent that such adjustment would result in the Conversion Price being less than the par value of the Common Stock.

(d)        Record Date.  For purposes of this Section 14, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the board of directors or by statute, contract or otherwise).

(e)        Successive Adjustments.  After an adjustment to the Conversion Rate under this Section 14, any subsequent event requiring an adjustment under this Section 14 shall cause an adjustment to such Conversion Rate as so adjusted.

(f)        Multiple Adjustments.  For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 14 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder.

(g)        Other Adjustments.  The Corporation may (but is not required to) make such increases in the Conversion Rate, in addition to those required by Section 14(a)(i) through (v), as the board of directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

In addition to the foregoing, to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 business days, the increase is irrevocable during the period and the board of directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive.

(h)        Notice of Adjustments.  Whenever a Conversion Rate is adjusted as provided under Section 14, the Corporation shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Corporation is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or within 15 calendar days of the date the Corporation makes an adjustment pursuant to Section 14(g):

(i)         compute the adjusted applicable Conversion Rate in accordance with Section 14 and prepare and transmit to the Conversion Agent an Officers’ Certificate setting forth the applicable Conversion Rate, as the case may be, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)        provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(i)         Conversion Agent.  The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 14(h) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any of the Series L Preferred Stock; and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Corporation to issue, transfer or deliver any shares of Common Stock pursuant to a the conversion of the Series L Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Corporation contained in this Section 14.

Section 15.   Reorganization Events.

(a)        In the event of:

(i)         any consolidation or merger of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;

(ii)        any sale, transfer, lease, or conveyance to another Person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

(iii)       any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

(iv)       any statutory exchange of the Corporation’s securities with another Person (other than in connection with a merger or acquisition); (any such event specified in this Section 15(a), a “Reorganization Event”); each share of Series L Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the shares of Common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party in exchange for such Common Stock (such securities, cash, and other property, the “Exchange Property”).

(b)        In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of the

Common Stock that affirmatively make an election (or of all such holders if none make an election). On each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above. The amount of Exchange Property receivable upon conversion of any Series L Preferred Stock in accordance with Section 12, Section 13(b), Section 13(c) or Section 13(d) hereof shall be determined based upon the then Applicable Conversion Rate.

(c)        The above provisions of this Section 15 shall similarly apply to successive Reorganization Events and the provisions of Section 14 shall apply to any shares of Capital Stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)        The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 15.

Section 16.   Fractional Shares.

(a)        No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series L Preferred Stock.

(b)        In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion at the Corporation’s option pursuant to Section 13(b) hereof or any conversion at the option of the Holder pursuant to Section 12, Section 13(c) or Section 13(d) hereof, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c)        If more than one share of the Series L Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series L Preferred Stock so surrendered.
Section 17.   Reservation of Common Stock.

(a)        The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series L Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series L Preferred Stock then outstanding, calculated assuming the Applicable Conversion Price equals the Base Price, subject to adjustment as described under Section 14. For purposes of this Section 17(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series L Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)        All shares of Common Stock delivered upon conversion of the Series L Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)        Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series L Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d)        The Corporation hereby covenants and agrees that, so long as the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed all the Common Stock issuable upon conversion of the Series L Preferred Stock; provided,  however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series L Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series L Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Ssection 18.  Limitations on Beneficial Ownership.  Notwithstanding anything to the contrary contained herein, and subject to the last sentence of this Section 18, no holder of Series L Preferred Stock will be entitled to receive shares of Common Stock upon conversion pursuant to Section 12 and Section 13 hereof to the extent, but only to the extent, that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time. Any delivery of shares of Common Stock upon a purported conversion of Series L Preferred Stock shall be void and have no effect and such shares shall for all purposes continue to represent outstanding shares of Series L Preferred Stock to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to a holder upon conversion of Series L Preferred Stock is not made, in whole or in part, as a result of this limitation, the Corporation’s obligation to make such delivery shall not be extinguished and the Corporation shall deliver such shares as promptly as practicable after any such converting holder gives notice to the Corporation that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of Common Stock outstanding at such time. Notwithstanding anything in this paragraph to the contrary, these limitations on beneficial ownership shall not be applicable to or limit the number of shares of Series L Preferred Stock to be converted as a result of a mandatory conversion by the Corporation pursuant to Section 13(b).

Section 19.   Preemptive or Subscription Rights.  The Holders of Series L Preferred Stock shall not have any preemptive or subscription rights.

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Certificate of Designations to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Laurel A. Holschuh, its Secretary, this  30th  day of December, 2008.

WELLS FARGO & COMPANY

By:                   /s/ Barbara S. Brett
            Barbara S. Brett, Senior Vice President
            and Assistant Treasurer
     /s/ Laurel A. Holschuh
Laurel A. Holschuh, Secretary

[As filed with the Delaware Secretary of State on December 30, 2008.]

WELLS FARGO & COMPANY
_______________

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
_______________

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
_______________

Laurel A. Holschuh, Senior Vice President, and Rachelle M. Graham, Assistant Secretary, of Wells Fargo & Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), do hereby certify:

FIRST: That at a meeting of the Board of Directors of the Company duly held on February 23, 2010, a resolution was duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Company, declaring the advisability of the amendment, and directing that the amendment be presented to stockholders of the Company for their consideration at the next annual meeting of the stockholders to be held on April 27, 2010. The resolution setting forth the proposed amendment is as follows:

RESOLVED that an amendment to ARTICLE FOURTH of the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized common stock to 9,000,000,000 shares is hereby proposed and declared advisable, and the following amendment to the first sentence of ARTICLE FOURTH is hereby directed to be presented to the stockholders of the Company for consideration at the annual meeting of stockholders to be held on April 27, 2010:

    FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Nine Billion Twenty-Four Million (9,024,000,000), consisting of Twenty Million (20,000,000) shares of Preferred Stock without par value, Four Million (4,000,000) shares of Preference Stock without par value, and Nine Billion (9,000,000,000) shares of Common Stock of the par value of $1 2/3 per share.

    SECOND: That at such annual meeting of stockholders, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, which notice set forth in full the proposed amendment, a majority of the outstanding shares of common stock of the Company were voted in favor of the amendment.

    THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this Certificate to be signed by Laurel A. Holschuh, its Senior Vice President, and attested by Rachelle M. Graham, its Assistant Secretary, this 29th day of April, 2010.

WELLS FARGO & COMPANY:

(Corporate Seal)

By:     /s/ Laurel A. Holschuh
Senior Vice President

ATTEST:

By:     /s/ Rachelle M. Graham
Assistant Secretary

[As filed with the Delaware Secretary of State on April 29, 2010.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
6.625% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL
CLASS A PREFERRED STOCK, SERIES R
(Without Par Value)
_____________________

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on December 11, 2013, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 27, 2009, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

            Section 1.        Designation.  The shares of such series of Preferred Stock shall be designated 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series R, with no par value and a liquidation preference amount of $25,000 per share (the “Series R Preferred Stock”).  Each share of Series R Preferred Stock shall be identical in all respects to every other share of Series R Preferred Stock except with respect to the date from which dividends may accrue. Series R Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

            Section 2.        Number of Shares.  The number of authorized shares of Series R Preferred Stock shall be 34,500.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series R Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized.  The Corporation shall have the authority to issue fractional shares of Series R Preferred Stock.

Section 3.        Definitions.  As used herein with respect to Series R Preferred Stock:

“Business Day” means for dividends payable for the Fixed Rate Period (as defined below) any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, and for dividends payable for the Floating Rate Period (as defined below), it means any date that would be considered a Business Day during the Fixed Rate Period that is also a London Banking Day (as defined below).

“Calculation Agent”  means Wells Fargo Bank, N.A. or any other successor appointed by the Corporation, acting as Calculation Agent.

“Certificate of Designation” means this Certificate of Designation relating to the Series R Preferred Stock, as it may be amended from time to time.

“Common Stock”means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

“Depositary Company” has the meaning set forth in Section 6(d) hereof.

“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.

“Dividend Period” has the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Fixed Rate Period” has the meaning set forth in Section 4(a) hereof.

“Floating Rate Period” has the meaning set forth in Section 4(a) hereof.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series R Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payments in London.

“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series R Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.

“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series R Preferred Stock.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).

“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after December 11, 2013; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after December 11, 2013; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after December 11, 2013, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series R Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series R Preferred Stock is outstanding.

“Series R Preferred Stock” has the meaning set forth in Section 1 hereof.

“Three-month LIBOR” means, for any LIBOR Determination Date, the arithmetic mean of the offered rates for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Determination Date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used.  If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time.  If at least two quotations are provided, Three-month LIBOR determined on that LIBOR Determination Date will be the arithmetic mean of those quotations.  If fewer than two quotations are provided, Three-month LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time.  If the banks so selected by the Calculation Agent are not quoting as set forth above, Three-month LIBOR for that LIBOR Determination Date will remain Three-month LIBOR for the immediately preceding Dividend Period or, in the case of the Dividend Period beginning March 15, 2024, 6.625%.  All percentages used in or resulting from any calculation of Three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentages point, with .000005% rounded up to .00001%.  The determination of Three-month LIBOR for each relevant Dividend Period by the Calculation Agent will (in the absence of manifest error) be final and binding.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series R Preferred Stock.

            Section 4.        Dividends.

(a)        Rate.  Dividends on the Series R Preferred Stock will not be mandatory.  Holders of Series R Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series R Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December, commencing March 15, 2014,   From December 18, 2013 to, but excluding, March 15, 2024 (the “Fixed Rate Period”), dividends will accrue at an annual rate of 6.625%, and from, and including, March 15, 2024 (the “Floating Rate Period”), dividends will accrue at an annual rate equal to Three-month LIBOR plus 3.69%.  Notwithstanding the foregoing, if any date on or prior to March 15, 2024 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay, and if any date after March 15, 2024 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding Business Day unless that day falls in the next calendar month, in which case payment of any dividend otherwise payable on that date will be the immediately preceding Business Day, and dividends will accrue to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, December 18, 2013 to, but excluding, March 15, 2014.  The record date for payment of dividends on the Series R Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors.  The amount of dividends payable for the Fixed Rate Period shall be computed on the basis of a 360-day year of twelve 30-day months.  The amount of dividends payable for the Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days elapsed.  Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.  The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends payable for the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices.

(b)       Non-Cumulative Dividends.  Dividends on shares of Series R Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series R Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series R Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series R Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.

(c)        Priority of Dividends.  So long as any shares of Series R Preferred Stock remain outstanding,

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);

(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after December 11, 2013, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and

(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series R Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after December 11, 2013, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series R Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series R Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series R Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside.  To the extent the Corporation declares dividends on the Series R Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series R Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series R Preferred Stock shall not be entitled to participate in any such dividends.

Section 5.        Liquidation Rights.

(a)        Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series R Preferred

Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series R Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”).  The holders of Series R Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b)       Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series R Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series R Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series R Preferred Stock and all such Parity Stock.

(c)        Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series R Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)       Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6.        Redemption.

(a)        Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series R Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after March 15, 2024, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series R Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.

Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series R Preferred Stock at the time outstanding, prior to March 15, 2024, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series R Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.

(b)       Notice of Redemption.  Notice of every redemption of shares of Series R Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.  Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption.  Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series R Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series R Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series R Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series R Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c)        Partial Redemption.  In case of any redemption of only part of the shares of Series R Preferred Stock at the time outstanding, the shares of Series R Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series R Preferred Stock in proportion to the number of Series R Preferred Stock held by such holders or in such other manner consistent with the rules and policies of the New York Stock Exchange as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.  Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series R Preferred Stock shall be redeemed from time to time.

(d)       Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders  thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.        Voting Rights.

(a)        General.  The holders of Series R Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.

(b)       Right To Elect Two Directors Upon Nonpayment Events.  Whenever dividends payable on any shares of Series R Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series R Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights).  Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series R Preferred

Stock (together with the holders of shares of any one or more other series of Voting Parity Stock).  At elections for such directors, each holder of the Series R Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them).  The right of the holders of the Series R Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series R Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).

Upon any termination of the right of the holders of all shares of Series R Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately.  Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series R Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series R Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.  Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).

(c)     Other Voting Rights.  In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series R Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series R Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series R Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series R Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the Bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series

R Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or Bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series R Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series R Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series R Preferred Stock will have no right to vote under this section 7(c)(iv) if in each case (a) the shares of Series R Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series R Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series R Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series R Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series R Preferred Stock, and holders of the Series R Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series R Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).

Each holder of the Series R Preferred Stock will have 25 votes per share on any matter on which holders of the Series R Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

(d)       Changes after Provision for Redemption.  No vote or consent of the holders of Series R Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series R Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e)        Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series R Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility in which the Series R Preferred Stock is listed or traded at the time.

Section 8.        Preemption and Conversion.  The holders of Series R Preferred Stock shall not have any rights of preemption or rights to convert such Series R Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9.        Reacquired Shares.  Shares of Series R Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 10.      No Sinking Fund.  Shares of Series R Preferred Stock are not subject to the operation of a sinking fund.

Section 11.      Additional Classes or Series of Stock.  Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series R Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series R Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series R Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

dms.us.53285252.04

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 17th day of December, 2013.

Wells Fargo & Company

By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn
Jeannine E. Zahn, Assistant Secretary

 [As filed with the Delaware Secretary of State on December 17, 2013.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
5.90% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL
CLASS A PREFERRED STOCK, SERIES S
(Without Par Value)
_____________________
        WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on April 17, 2014, in accordance with Section 141(f) of the General Corporation Law:

        Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated January 27, 2009, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

    Section 1.    Designation.  The shares of such series of Preferred Stock shall be designated 5.90% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred Stock, Series S, with no par value and a liquidation preference amount of $25,000 per share (the “Series S Preferred Stock”).  Each share of Series S Preferred Stock shall be identical in all respects to every other share of Series S Preferred Stock except with respect to the date from which dividends may accrue. Series S Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

    Section 2.    Number of Shares.  The number of authorized shares of Series S Preferred Stock shall be 80,000.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series S Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized.  The Corporation shall have the authority to issue fractional shares of Series S Preferred Stock.
Section 3.    Definitions.  As used herein with respect to Series S Preferred Stock:
“Business Day” means for dividends payable for the Fixed Rate Period (as defined below) any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, and for dividends payable for the Floating Rate Period (as defined below), it means any date that would be considered a Business Day during the Fixed Rate Period that is also a London Banking Day (as defined below).
“Calculation Agent” means Wells Fargo Securities, LLC or any other successor appointed by the Corporation, acting as Calculation Agent.
“Certificate of Designation” means this Certificate of Designation relating to the Series S Preferred Stock, as it may be amended from time to time.
“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.
“Depositary Company” has the meaning set forth in Section 6(d) hereof.
“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.
    “Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.
“Dividend Period” has the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.
“Fixed Rate Period” has the meaning set forth in Section 4(a) hereof.
“Floating Rate Period” has the meaning set forth in Section 4(a) hereof.
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series S Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.
“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.
“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payments in London.
“Nonpayment Event” shall have the meaning set forth in Section 7(b).
“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series S Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.
“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series S Preferred Stock.
“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).
“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after April 14, 2014; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after April 14, 2014; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after April 14, 2014, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series S

Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series S Preferred Stock is outstanding.
“Series S Preferred Stock” has the meaning set forth in Section 1 hereof.
“Three-month LIBOR” means, for any LIBOR Determination Date, the arithmetic mean of the offered rates for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Determination Date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used. If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, Three-month LIBOR determined on that LIBOR Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, Three-month LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, Three-month LIBOR for that LIBOR Determination Date will remain Three-month LIBOR for the immediately preceding Dividend Period or, in the case of the Dividend Period beginning June 15, 2024, 5.90%. All percentages used in or resulting from any calculation of Three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentages point, with .000005% rounded up to .00001%. The determination of Three-month LIBOR for each relevant Dividend Period by the Calculation Agent will (in the absence of manifest error) be final and binding.
“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series S Preferred Stock.
    Section 4.    Dividends.
(a)    Rate. Dividends on the Series S Preferred Stock will not be mandatory. Holders of Series S Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series S Preferred Stock, payable (i) from April 22, 2014 to, but excluding, June 15, 2024 (the “Fixed Rate Period”), semi-annually in arrears on the 15th day of each June and December, commencing December 15, 2014 at an annual rate of 5.90%, and (ii) from, and including, June 15, 2024 (the “Floating Rate Period”), quarterly in arrears on the 15th day of each March, June, September and December, commencing September 15, 2024, at an annual rate equal to Three-month LIBOR plus 3.11%. Notwithstanding the foregoing, if any date on or prior to June 15, 2024 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay, and if any date after June 15, 2024 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding Business Day unless that day falls in the next calendar month, in which case payment of any dividend otherwise payable on that date will be the immediately preceding Business Day, and dividends will accrue to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, April 22, 2014 to, but excluding, December 15, 2014. The record date for payment of dividends on the Series S Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable for the Fixed Rate Period shall be computed on the basis of a 360-day year of twelve 30-day months.  The amount of dividends payable for the Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends payable for the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices.
(b)    Non-Cumulative Dividends.  Dividends on shares of Series S Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series S Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series S Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series S Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.

(c)    Priority of Dividends.  So long as any shares of Series S Preferred Stock remain outstanding,
(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);
(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after April 14, 2014, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and
(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series S Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after April 14, 2014, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series S Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.
Subject to the succeeding sentence, for so long as any shares of Series S Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series S Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside.  To the extent the Corporation declares dividends on the Series S Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series S Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.
    Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series S Preferred Stock shall not be entitled to participate in any such dividends.
Section 5.    Liquidation Rights.
(a)    Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series S Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the

Corporation ranking senior to the Series S Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”).  The holders of Series S Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b)    Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series S Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series S Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series S Preferred Stock and all such Parity Stock.
(c)    Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series S Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series S Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after June 15, 2024, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series S Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.
Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation,

at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series S Preferred Stock at the time outstanding, prior to June 15, 2024, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series S Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.
(b)    Notice of Redemption.  Notice of every redemption of shares of Series S Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.  Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption.  Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series S Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series S Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series S Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series S Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c)    Partial Redemption.  In case of any redemption of only part of the shares of Series S Preferred Stock at the time outstanding, the shares of Series S Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series S Preferred Stock in proportion to the number of Series S Preferred Stock held by such holders as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.  Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series S Preferred Stock shall be redeemed from time to time.
(d)    Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the

Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders  thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7.    Voting Rights.
(a)    General. The holders of Series S Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.
(b)    Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series S Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least three semi-annual Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series S Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series S Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series S Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series S Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least two semi-annual Dividend Periods or their equivalent, at which time such right with respect to the Series S Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).
Upon any termination of the right of the holders of all shares of Series S Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series S Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series S Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).
(c)    Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series S Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series S Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series S Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series S Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the Bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series S Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or Bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series S Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series S Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series S Preferred Stock will have no right to vote under this section 7(c)(iv) if in each case (a) the shares of Series S Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series S Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series S Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series S Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series S Preferred Stock, and holders of the Series S Preferred Stock shall have no right to vote thereon.
If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series S Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).
Each holder of the Series S Preferred Stock will have 25 votes per share on any matter on which holders of the Series S Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
(d)    Changes after Provision for Redemption. No vote or consent of the holders of Series S Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series S Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
(e)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series S Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the Bylaws and applicable law.
Section 8.    Preemption and Conversion. The holders of Series S Preferred Stock shall not have any rights of preemption or rights to convert such Series S Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9.    Reacquired Shares. Shares of Series S Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
Section 10.    No Sinking Fund. Shares of Series S Preferred Stock are not subject to the operation of a sinking fund.
Section 11.    Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series S Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series S Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series S Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 17th day of April, 2014.

Wells Fargo & Company

By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn
Jeannine E. Zahn, Assistant Secretary

[As filed with the Delaware Secretary of State on April 21, 2014.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
5.875% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL
CLASS A PREFERRED STOCK, SERIES U
(Without Par Value)
_____________________
        WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on January 22, 2015, in accordance with Section 141(f) of the General Corporation Law:

        Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated April 29, 2014, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

    Section 1.    Designation.  The shares of such series of Preferred Stock shall be designated 5.875% Fixed-to-Floating Rate Non-Cumulative Perpetual Class A Preferred

Stock, Series U, with no par value and a liquidation preference amount of $25,000 per share (the “Series U Preferred Stock”).  Each share of Series U Preferred Stock shall be identical in all respects to every other share of Series U Preferred Stock except with respect to the date from which dividends may accrue. Series U Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

    Section 2.    Number of Shares.  The number of authorized shares of Series U Preferred Stock shall be 80,000.  Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series U Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized.  The Corporation shall have the authority to issue fractional shares of Series U Preferred Stock.
Section 3.    Definitions.  As used herein with respect to Series U Preferred Stock:
“Business Day” means for dividends payable for the Fixed Rate Period (as defined below) any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, and for dividends payable for the Floating Rate Period (as defined below), it means any date that would be considered a Business Day during the Fixed Rate Period that is also a London Banking Day (as defined below).
“Calculation Agent” means Wells Fargo Securities, LLC or any other successor appointed by the Corporation, acting as Calculation Agent.
“Certificate of Designation” means this Certificate of Designation relating to the Series U Preferred Stock, as it may be amended from time to time.
“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.
“Depositary Company” has the meaning set forth in Section 6(d) hereof.
“Designated LIBOR Page” means the display on Reuters, or any successor service, on page LIBOR01, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates for U.S. dollars.

    “Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.
“Dividend Period” has the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Fixed Rate Period” has the meaning set forth in Section 4(a) hereof.
“Floating Rate Period” has the meaning set forth in Section 4(a) hereof.
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series U Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the relevant Dividend Period.
“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.
“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payments in London.
“Nonpayment Event” shall have the meaning set forth in Section 7(b).
“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series U Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.
“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series U Preferred Stock.
“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).
“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after January 15, 2015; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after January 15, 2015; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after January 15, 2015, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series U Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series U Preferred Stock is outstanding.
“Series U Preferred Stock” has the meaning set forth in Section 1 hereof.
“Three-month LIBOR” means, for any LIBOR Determination Date, the arithmetic mean of the offered rates for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that LIBOR Determination Date, if at least two offered rates appear on the Designated LIBOR Page, provided that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used. If (i) fewer than two offered rates appear or (ii) no rate appears and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that LIBOR Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, Three-month LIBOR determined on that LIBOR Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, Three-month LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that LIBOR Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks for a three-month period and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as set forth above, Three-month LIBOR for that LIBOR Determination Date will remain Three-month LIBOR for the immediately preceding Dividend Period or, in the case of the Dividend Period beginning June 15, 2025, 5.875%. All percentages used in or resulting from any calculation of Three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentages point, with .000005% rounded up to .00001%. The determination of Three-month LIBOR for each relevant Dividend Period by the Calculation Agent will (in the absence of manifest error) be final and binding.
“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series U Preferred Stock.

    Section 4.    Dividends.
(a)    Rate. Dividends on the Series U Preferred Stock will not be mandatory. Holders of Series U Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series U Preferred Stock, payable (i) from January 23, 2015 to, but excluding, June 15, 2025 (the “Fixed Rate Period”), semi-annually in arrears on the 15th day of each June and December, commencing June 15, 2015 at an annual rate of 5.875%, and (ii) from, and including, June 15, 2025 (the “Floating Rate Period”), quarterly in arrears on the 15th day of each March, June, September and December, commencing September 15, 2025, at an annual rate equal to Three-month LIBOR plus 3.99%. Notwithstanding the foregoing, if any date on or prior to June 15, 2025 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay, and if any date after June 15, 2025 on which dividends otherwise would be payable is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding Business Day unless that day falls in the next calendar month, in which case payment of any dividend otherwise payable on that date will be the immediately preceding Business Day, and dividends will accrue to the actual payment date (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, January 23, 2015 to, but excluding, June 15, 2015. The record date for payment of dividends on the Series U Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable for the Fixed Rate Period shall be computed on the basis of a 360-day year of twelve 30-day months.  The amount of dividends payable for the Floating Rate Period shall be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends payable for the Floating Rate Period, will be maintained on file at the Calculation Agent’s principal offices.
(b)    Non-Cumulative Dividends.  Dividends on shares of Series U Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series U Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series U Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series U Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.
(c)    Priority of Dividends.  So long as any shares of Series U Preferred Stock remain outstanding,
(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);
(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after January 15, 2015, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and

(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series U Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after January 15, 2015, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series U Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.
Subject to the succeeding sentence, for so long as any shares of Series U Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series U Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside.  To the extent the Corporation declares dividends on the Series U Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series U Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.
    Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series U Preferred Stock shall not be entitled to participate in any such dividends.
Section 5.    Liquidation Rights.
(a)    Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series U Preferred

Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series U Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”).  The holders of Series U Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b)    Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series U Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series U Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series U Preferred Stock and all such Parity Stock.
(c)    Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series U Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series U Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after June 15, 2025, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series U Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.
Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series U Preferred Stock at the time outstanding, prior to June 15, 2025, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series U Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.
(b)    Notice of Redemption.  Notice of every redemption of shares of Series U Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation.  Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption.  Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series U Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series U Preferred Stock.  Each notice shall state (i) the redemption date; (ii) the number of shares of Series U Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series U Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c)    Partial Redemption.  In case of any redemption of only part of the shares of Series U Preferred Stock at the time outstanding, the shares of Series U Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series U Preferred Stock in proportion to the number of Series U Preferred Stock held by such holders as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable.  Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series U Preferred Stock shall be redeemed from time to time.

(d)    Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders  thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest.  The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
Section 7.    Voting Rights.
(a)    General. The holders of Series U Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.
(b)    Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series U Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least three semi-annual Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series U Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series U

Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series U Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series U Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least two semi-annual Dividend Periods or their equivalent, at which time such right with respect to the Series U Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).
Upon any termination of the right of the holders of all shares of Series U Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series U Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series U Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).
(c)    Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series U Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series U Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series U Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series U Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the Bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series

U Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or Bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series U Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series U Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series U Preferred Stock will have no right to vote under this section 7(c)(iv) if in each case (a) the shares of Series U Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series U Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series U Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series U Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series U Preferred Stock, and holders of the Series U Preferred Stock shall have no right to vote thereon.
If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series U Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).
Each holder of the Series U Preferred Stock will have 25 votes per share on any matter on which holders of the Series U Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
(d)    Changes after Provision for Redemption. No vote or consent of the holders of Series U Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series U Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series U Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the Bylaws and applicable law.
Section 8.    Preemption and Conversion. The holders of Series U Preferred Stock shall not have any rights of preemption or rights to convert such Series U Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9.    Reacquired Shares. Shares of Series U Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
Section 10.    No Sinking Fund. Shares of Series U Preferred Stock are not subject to the operation of a sinking fund.
Section 11.    Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series U Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series U Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series U Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 22nd day of January, 2015.

Wells Fargo & Company

By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn
Jeannine E. Zahn, Assistant Secretary

[As filed with the Delaware Secretary of State on January 22, 2015.]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES Y
(Without Par Value)
_____________________
        WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on April 21, 2017, in accordance with Section 141(f) of the General Corporation Law:

        Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 25, 2016, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

    Section 1.    Designation.  The shares of such series of Preferred Stock shall be designated Non-Cumulative Perpetual Class A Preferred Stock, Series Y, with no par value and a liquidation preference amount of $25,000 per share (the “Series Y Preferred Stock”). Each share of Series Y Preferred Stock shall be identical in all respects to every other share of Series Y Preferred Stock except with respect to the date from which dividends may accrue. Series Y Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

    Section 2.    Number of Shares.  The number of authorized shares of Series Y Preferred Stock shall be 27,600. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series Y Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series Y Preferred Stock.

Section 3.    Definitions.  As used herein with respect to Series Y Preferred Stock:
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.
“Certificate of Designation” means this Certificate of Designation relating to the Series Y Preferred Stock, as it may be amended from time to time.
“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.
“Depositary Company” has the meaning set forth in Section 6(d) hereof.
“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.
“Dividend Period” has the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series Y Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.
“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series Y Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.
“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series Y Preferred Stock.
“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).
“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after April 17, 2017; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after April 17, 2017; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after April 17, 2017, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series Y Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series Y Preferred Stock is outstanding.
“Series Y Preferred Stock” has the meaning set forth in Section 1 hereof.
“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series Y Preferred Stock.
    Section 4.    Dividends.
(a)    Rate. Dividends on the Series Y Preferred Stock will not be mandatory. Holders of Series Y Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series Y Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December of each year (commencing on June 15, 2017); provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, April 24, 2017 to, but excluding, June 15, 2017. Dividends on each share of Series Y Preferred Stock will accrue at a rate per annum equal to 5.625%. The record date for payment of dividends on the Series Y Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30‑day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
(b)    Non-Cumulative Dividends.  Dividends on shares of Series Y Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series Y Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series Y Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series Y Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.
(c)    Priority of Dividends.  So long as any shares of Series Y Preferred Stock remain outstanding,
(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);
(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after April 17, 2017, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and
(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series Y Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after April 17, 2017, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series Y Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series Y Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series Y Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series Y Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series Y Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.
    Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series Y Preferred Stock shall not be entitled to participate in any such dividends.
Section 5.    Liquidation Rights.
(a)    Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series Y Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series Y Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”). The holders of Series Y Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b)    Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series Y Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series Y Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series Y Preferred Stock and all such Parity Stock.
(c)    Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series Y Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series Y Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after June 15, 2022, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series Y Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.
Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series Y Preferred Stock at the time outstanding, prior to June 15, 2022, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series Y Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.
(b)    Notice of Redemption.  Notice of every redemption of shares of Series Y Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series Y Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series Y Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series Y Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series Y Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c)    Partial Redemption.  In case of any redemption of only part of the shares of Series Y Preferred Stock at the time outstanding, the shares of Series Y Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series Y Preferred Stock in proportion to the number of Series Y Preferred Stock held by such holders or in such other manner consistent with the rules and policies of the New York Stock Exchange as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series Y Preferred Stock shall be redeemed from time to time.
(d)    Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.    Voting Rights.
(a)    General. The holders of Series Y Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.
(b)    Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series Y Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series Y Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series Y Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series Y Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series Y Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series Y Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).
Upon any termination of the right of the holders of all shares of Series Y Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series Y Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series Y Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled.

The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).
(c)    Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series Y Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series Y Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series Y Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series Y Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the By-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series Y Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or By-laws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series Y Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series Y Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series Y Preferred Stock will have no right to vote under this Section 7(c)(iv) if in each case (a) the shares of Series Y Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series Y Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series Y Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series Y Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-

cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series Y Preferred Stock, and holders of the Series Y Preferred Stock shall have no right to vote thereon.
If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series Y Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).
Each holder of the Series Y Preferred Stock will have 25 votes per share on any matter on which holders of the Series Y Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
(d)    Changes after Provision for Redemption. No vote or consent of the holders of Series Y Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series Y Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
(e)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series Y Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the By-laws, applicable law and any national securities exchange or other trading facility in which the Series Y Preferred Stock is listed or traded at the time.
Section 8.    Preemption and Conversion. The holders of Series Y Preferred Stock shall not have any rights of preemption or rights to convert such Series Y Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9.    Reacquired Shares. Shares of Series Y Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
Section 10.    No Sinking Fund. Shares of Series Y Preferred Stock are not subject to the operation of a sinking fund.

Section 11.    Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series Y Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series Y Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series Y Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
[Signature Page Follows]

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Barbara S. Brett, its Senior Vice President and Assistant Treasurer, and Jeannine E. Zahn, its Assistant Secretary, this 21st day of April, 2017.

Wells Fargo & Company

By:	/s/ Barbara S. Brett
Barbara S. Brett, Senior Vice President and Assistant Treasurer

/s/ Jeannine E. Zahn
Jeannine E. Zahn, Assistant Secretary

[As filed with the Delaware Secretary of State on April 27, 2017]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES Z
(Without Par Value)
_____________________
        WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the "Committee") in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on January 23, 2020, in accordance with Section 141(f) of the General Corporation Law:
RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 25, 2016, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

    Section 1.    Designation.  The shares of such series of Preferred Stock shall be designated Non-Cumulative Perpetual Class A Preferred Stock, Series Z, with no par value and a liquidation preference amount of $25,000 per share (the “Series Z Preferred Stock”). Each share of Series Z Preferred Stock shall be identical in all respects to every other share of Series Z Preferred Stock except with respect to the date from which dividends may accrue. Series Z Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

    Section 2.    Number of Shares.  The number of authorized shares of Series Z Preferred Stock shall be 80,500. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series Z Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series Z Preferred Stock.

Section 3.    Definitions.  As used herein with respect to Series Z Preferred Stock:
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.
“Certificate of Designation” means this Certificate of Designation relating to the Series Z Preferred Stock, as it may be amended from time to time.
“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.
“Depositary Company” has the meaning set forth in Section 6(d) hereof.
“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.
“Dividend Period” has the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series Z Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.
“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series Z Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.
“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series Z Preferred Stock.
“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).
“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after January 15, 2020; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after January 15, 2020; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after January 15, 2020, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series Z Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series Z Preferred Stock is outstanding.
“Series Z Preferred Stock” has the meaning set forth in Section 1 hereof.
“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series Z Preferred Stock.
    Section 4.    Dividends.
(a)    Rate. Dividends on the Series Z Preferred Stock will not be mandatory. Holders of Series Z Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series Z Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December of each year (commencing on March 15, 2020); provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, January 27, 2020 to, but excluding, March 15, 2020. Dividends on each share of Series Z Preferred Stock will accrue at a rate per annum equal to 4.75%. The record date for payment of dividends on the Series Z Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30‑day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
(b)    Non-Cumulative Dividends.  Dividends on shares of Series Z Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series Z Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series Z Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series Z Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.
(c)    Priority of Dividends.  So long as any shares of Series Z Preferred Stock remain outstanding,
(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);
(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after January 15, 2020, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and
(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series Z Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after January 15, 2020, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series Z Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series Z Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series Z Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series Z Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series Z Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.
    Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series Z Preferred Stock shall not be entitled to participate in any such dividends.
Section 5.    Liquidation Rights.
(a)    Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series Z Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series Z Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”). The holders of Series Z Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b)    Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series Z Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series Z Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series Z Preferred Stock and all such Parity Stock.
(c)    Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series Z Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series Z Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after March 15, 2025, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series Z Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.
Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series Z Preferred Stock at the time outstanding, prior to March 15, 2025, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series Z Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.
(b)    Notice of Redemption.  Notice of every redemption of shares of Series Z Preferred Stock shall be mailed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the stock register of the Corporation. Such mailing shall be at least 40 days and not more than 70 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series Z Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series Z Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series Z Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series Z Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c)    Partial Redemption.  In case of any redemption of only part of the shares of Series Z Preferred Stock at the time outstanding, the shares of Series Z Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series Z Preferred Stock in proportion to the number of Series Z Preferred Stock held by such holders or in such other manner consistent with the rules and policies of the New York Stock Exchange as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series Z Preferred Stock shall be redeemed from time to time.
(d)    Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Depository Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.    Voting Rights.
(a)    General. The holders of Series Z Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.
(b)    Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series Z Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series Z Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series Z Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series Z Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series Z Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series Z Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).
Upon any termination of the right of the holders of all shares of Series Z Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series Z Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series Z Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled.

The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).
(c)    Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series Z Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series Z Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series Z Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series Z Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the By-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series Z Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or By-laws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series Z Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series Z Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series Z Preferred Stock will have no right to vote under this Section 7(c)(iv) if in each case (a) the shares of Series Z Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series Z Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series Z Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series Z Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series Z Preferred Stock, and holders of the Series Z Preferred Stock shall have no right to vote thereon.
If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series Z Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).
Each holder of the Series Z Preferred Stock will have 25 votes per share on any matter on which holders of the Series Z Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
(d)    Changes after Provision for Redemption. No vote or consent of the holders of Series Z Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series Z Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
(e)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series Z Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the By-laws, applicable law and any national securities exchange or other trading facility in which the Series Z Preferred Stock is listed or traded at the time.
Section 8.    Preemption and Conversion. The holders of Series Z Preferred Stock shall not have any rights of preemption or rights to convert such Series Z Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9.    Reacquired Shares. Shares of Series Z Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
Section 10.    No Sinking Fund. Shares of Series Z Preferred Stock are not subject to the operation of a sinking fund.
Section 11.    Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series Z Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series Z Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series Z Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
[Signature Page Follows]

US.123687035.08

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Le Roy Davis, its Senior Vice President and Assistant Treasurer, and John J. Muller, its Assistant Secretary, this 24th day of January, 2020.

Wells Fargo & Company

By:	/s/ Le Roy Davis
Le Roy Davis, Senior Vice President and Assistant Treasurer

/s/ John J. Muller
John J. Muller, Assistant Secretary

[As filed with the Delaware Secretary of State on January 24, 2020]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES AA
(Without Par Value)
_____________________
        WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon the Securities Committee of the Board of Directors (the "Committee") in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on October 26, 2020, in accordance with Section 141(f) of the General Corporation Law:
RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 25, 2016, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

    Section 1.    Designation.  The shares of such series of Preferred Stock shall be designated Non-Cumulative Perpetual Class A Preferred Stock, Series AA, with no par value and a liquidation preference amount of $25,000 per share (the “Series AA Preferred Stock”). Each share of Series AA Preferred Stock shall be identical in all respects to every other share of Series AA Preferred Stock except with respect to the date from which dividends may accrue. Series AA Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

    Section 2.    Number of Shares.  The number of authorized shares of Series AA Preferred Stock shall be 46,800. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series AA Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series AA Preferred Stock.

Section 3.    Definitions.  As used herein with respect to Series AA Preferred Stock:
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.
“Certificate of Designation” means this Certificate of Designation relating to the Series AA Preferred Stock, as it may be amended from time to time.
“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.
“Depositary Company” has the meaning set forth in Section 6(d) hereof.
“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.
“Dividend Period” has the meaning set forth in Section 4(a) hereof.
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series Z Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.
“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series AA Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.
“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series AA Preferred Stock.
“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).
“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after October 21, 2020; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after October 21, 2020; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after October 21, 2020, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series AA Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series AA Preferred Stock is outstanding.
“Series AA Preferred Stock” has the meaning set forth in Section 1 hereof.
“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series AA Preferred Stock.
    Section 4.    Dividends.
(a)    Rate. Dividends on the Series AA Preferred Stock will not be mandatory. Holders of Series AA Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series AA Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December of each year (commencing on December 15, 2020); provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”).  A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, October 28, 2020 to, but excluding, December 15, 2020. Dividends on each share of Series AA Preferred Stock will accrue at a rate per annum equal to 4.70%. The record date for payment of dividends on the Series AA Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30‑day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
(b)    Non-Cumulative Dividends.  Dividends on shares of Series AA Preferred Stock shall be non-cumulative.  To the extent that any dividends payable on the shares of Series AA Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series AA Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series AA Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.
(c)    Priority of Dividends.  So long as any shares of Series AA Preferred Stock remain outstanding,
(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);
(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after October 21, 2020, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and
(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series AA Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after October 21, 2020, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series AA Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series AA Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series AA Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series AA Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series AA Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.
    Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series AA Preferred Stock shall not be entitled to participate in any such dividends.
Section 5.    Liquidation Rights.
(a)    Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series AA Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series AA Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”). The holders of Series AA Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.
(b)    Partial Payment.  If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series AA Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series AA Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series AA Preferred Stock and all such Parity Stock.
(c)    Residual Distributions.  If the Liquidation Preference has been paid in full to all holders of Series AA Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)    Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.
Section 6.    Redemption.
(a)    Optional Redemption.  The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series AA Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after December 15, 2025, upon notice given as provided in Section 6(b) below.  The redemption price for shares of Series AA Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.
Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series AA Preferred Stock at the time outstanding, prior to December 15, 2025, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series AA Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.
(b)    Notice of Redemption.  Notice of every redemption of shares of Series AA Preferred Stock shall be provided to a Depositary Company (as defined below), as sole holder of the Series AA Preferred Stock, pursuant to the applicable procedures of such Depositary Company. Such notice shall be at least 40 days and not more than 70 days before the date fixed for redemption. Any notice given as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice, or any defect in such notice, to any holder of shares of Series AA Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series AA Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series AA Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.  Notwithstanding the foregoing, if the Series AA Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.
(c)    Partial Redemption.  In case of any redemption of only part of the shares of Series AA Preferred Stock at the time outstanding, the shares of Series AA Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series AA Preferred Stock in proportion to the number of Series AA Preferred Stock held by such holders or in such other manner consistent with the rules and policies of the New York Stock Exchange as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series AA Preferred Stock shall be redeemed from time to time.
(d)    Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7.    Voting Rights.
(a)    General. The holders of Series AA Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.
(b)    Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series AA Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series AA Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series AA Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series AA Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series AA Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series AA Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).
Upon any termination of the right of the holders of all shares of Series AA Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series AA Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series AA Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).
(c)    Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series AA Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series AA Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series AA Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series AA Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the By-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series AA Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or By-laws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series AA Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series AA Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series AA Preferred Stock will have no right to vote under this Section 7(c)(iv) if in each case (a) the shares of Series AA Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series AA Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series AA Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series AA Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series AA Preferred Stock, and holders of the Series AA Preferred Stock shall have no right to vote thereon.
If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series AA Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).
Each holder of the Series AA Preferred Stock will have 25 votes per share on any matter on which holders of the Series AA Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.
(d)    Changes after Provision for Redemption. No vote or consent of the holders of Series AA Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series AA Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.
(e)     Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series AA Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the By-laws, applicable law and any national securities exchange or other trading facility in which the Series AA Preferred Stock is listed or traded at the time.
Section 8.    Preemption and Conversion. The holders of Series AA Preferred Stock shall not have any rights of preemption or rights to convert such Series AA Preferred Stock into shares of any other class of capital stock of the Corporation.
Section 9.    Reacquired Shares. Shares of Series AA Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
Section 10.    No Sinking Fund. Shares of Series AA Preferred Stock are not subject to the operation of a sinking fund.

Section 11.    Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series AA Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series AA Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series AA Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
[Signature Page Follows]

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Le Roy Davis, its Senior Vice President and Assistant Treasurer, and John J. Muller, its Assistant Secretary, this 27th day of October, 2020.

Wells Fargo & Company

By:	/s/ Le Roy Davis
Le Roy Davis, Senior Vice President and Assistant Treasurer

/s/ John J. Muller
John J. Muller, Assistant Secretary

[As filed with the Delaware Secretary of State on October 27, 2020]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
3.90% FIXED RATE RESET NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES BB
(Without Par Value)
_____________________
WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon Securities Committee I of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on January 21, 2021, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 25, 2016, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1. Designation. The shares of such series of Preferred Stock shall be designated 3.90% Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series BB, with no par value and a liquidation preference amount of $25,000 per share (the “Series BB Preferred Stock”). Each share of Series BB Preferred Stock shall be identical in all respects to every other share of Series BB Preferred Stock except with respect to the date from which dividends may accrue. Series BB Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series BB Preferred Stock shall be 140,400. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series BB Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series BB Preferred Stock.

Section 3. Definitions. As used herein with respect to Series BB Preferred Stock:
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, subject to any adjustments made by the Calculation Agent as provided for herein.

“Calculation Agent” means a calculation agent appointed by the Corporation prior to the first Reset Dividend Determination Date or any successor appointed by the Corporation thereafter. A record of the selection of the Calculation Agent or any successor will be maintained by the Corporation and available to any stockholder upon request.

“Certificate of Designation” means this Certificate of Designation relating to the Series BB Preferred Stock, as it may be amended from time to time.

“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

“Depositary Company” has the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.

“Dividend Period” has the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“First Reset Date” has the meaning set forth in Section 4(a) hereof.

“Five-year Treasury Rate” means:

(1)the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities’’ in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion; or

(2)if no calculation is provided as described above, then the Calculation Agent will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the Five-year Treasury Rate or (ii) if there is no such industry-accepted substitute or successor for the Five-year Treasury Rate, a substitute or successor rate that is most comparable to the Five-year Treasury Rate. Upon selection of a substitute or successor rate, the Calculation Agent may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the Business Day convention, the definition of Business Day, the Reset Dividend Determination Date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the Five-year Treasury Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series BB Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series BB Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.

“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series BB Preferred Stock.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).

“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after January 19, 2021; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after January 19, 2021; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after January 19, 2021, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series BB Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series BB Preferred Stock is outstanding.

“Reset Date” has the meaning set forth in Section 4(a) hereof.

“Reset Dividend Determination Date” has the meaning set forth in Section 4(a) hereof.

“Reset Period” has the meaning set forth in Section 4(a) hereof.

“Series BB Preferred Stock” has the meaning set forth in Section 1 hereof.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series BB Preferred Stock.

Section 4. Dividends.

(a) Rate. Dividends on the Series BB Preferred Stock will not be mandatory. Holders of Series BB Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series BB Preferred Stock, payable quarterly in arrears on the 15th day of each March, June, September and December, commencing March 15, 2021, and accruing at an annual rate equal to (i) 3.90% from, and including, January 26, 2021 to, but excluding, March 15, 2026 (the “First Reset Date”), and (ii) the Five-year Treasury Rate as of the most recent Reset Dividend Determination Date plus 3.453% for each Reset Period, from, and including, the First Reset Date, commencing on June 15, 2026; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”). A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, January 26, 2021 to, but excluding, March 15, 2021. A

“Reset Period” means the period from, and including, a Reset Date to, but excluding, the next succeeding Reset Date, except for the initial Reset Period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding Reset Date. A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the immediately preceding Reset Date, and no Reset Date, including the First Reset Date, will be adjusted due to the occurrence of a non-Business Day. A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day that is three Business Days prior to the applicable Reset Date, subject to any adjustments made by the Calculation Agent as provided for herein. The record date for payment of dividends on the Series BB Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30‑day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The Calculation Agent’s determination of the rate of any dividend for each Reset Period and its calculation of the amount of dividends, and any other adjustments made by the Calculation Agent pursuant to the terms hereof will be maintained on file at the Calculation Agent’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

(b) Non-Cumulative Dividends. Dividends on shares of Series BB Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series BB Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series BB Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series BB Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.

(c) Priority of Dividends. So long as any shares of Series BB Preferred Stock remain outstanding,

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);

(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after January 19, 2021, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and

(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series BB Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after January 19, 2021, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series BB Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series BB Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series BB Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series BB Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series BB Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series BB Preferred Stock shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series BB Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series BB Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”). The holders of Series BB Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series BB Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series BB Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series BB Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series BB Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series BB Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after March 15, 2026, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series BB Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.
Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series BB Preferred Stock at the time outstanding, prior to March 15, 2026, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series BB Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.

(b) Notice of Redemption. Notice of every redemption of shares of Series BB Preferred Stock shall be provided to a Depositary Company (as defined below), as sole holder of the Series BB Preferred Stock, pursuant to the applicable procedures of such Depositary Company. Such notice shall be provided at least 25 days and not more than 55 days before the date fixed for redemption. Any notice given as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice, or any defect in such notice, to any holder of shares of Series BB Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series BB Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series BB Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series BB Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series BB Preferred Stock at the time outstanding, the shares of Series BB Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series BB Preferred Stock in proportion to the number of Series BB Preferred Stock held by such holders or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series BB Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series BB Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.

(b) Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series BB Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series BB Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series BB Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series BB Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series BB Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series BB Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).

Upon any termination of the right of the holders of all shares of Series BB Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series BB Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series BB Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).

(c) Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series BB Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series BB Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series BB Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series BB Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the By-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series BB Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or By-laws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series BB Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series BB Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series BB Preferred Stock will have no right to vote under this Section 7(c)(iv) if in each case (a) the shares of Series BB Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series BB Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series BB Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series BB Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series BB Preferred Stock, and holders of the Series BB Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series BB Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).

Each holder of the Series BB Preferred Stock will have 25 votes per share on any matter on which holders of the Series BB Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Series BB Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series BB Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series BB Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the By-laws and applicable law.

Section 8. Preemption and Conversion. The holders of Series BB Preferred Stock shall not have any rights of preemption or rights to convert such Series BB Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Reacquired Shares. Shares of Series BB Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 10. No Sinking Fund. Shares of Series BB Preferred Stock are not subject to the operation of a sinking fund.

Section 11. Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series BB Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series BB Preferred

Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series BB Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
[Signature Page Follows]

US.131149925.01

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Bryant Owens, its Senior Vice President and Assistant Treasurer, and John J. Muller, its Assistant Secretary, this 21st day of January, 2021.

Wells Fargo & Company
By:	/s/ Bryant Owens
Bryant Owens, Senior Vice President and Assistant Treasurer

/s/ John J. Muller
John J. Muller, Assistant Secretary

[As filed with the Delaware Secretary of State on January 22, 2021]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES CC
(Without Par Value)
_____________________
WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon Securities Committee I of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on January 27, 2021, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 25, 2016, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1. Designation. The shares of such series of Preferred Stock shall be designated Non-Cumulative Perpetual Class A Preferred Stock, Series CC, with no par value and a liquidation preference amount of $25,000 per share (the “Series CC Preferred Stock”). Each share of Series CC Preferred Stock shall be identical in all respects to every other share of Series CC Preferred Stock except with respect to the date from which dividends may accrue. Series CC Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series CC Preferred Stock shall be 46,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series CC Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series CC Preferred Stock.

Section 3. Definitions. As used herein with respect to Series CC Preferred Stock:

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

“Certificate of Designation” means this Certificate of Designation relating to the Series CC Preferred Stock, as it may be amended from time to time.

“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

“Depositary Company” has the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.

“Dividend Period” has the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series CC Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series CC Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.

“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series CC Preferred Stock.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).

“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after January 25, 2021; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after January 25, 2021; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after January 25, 2021, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series CC Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series CC Preferred Stock is outstanding.

“Series CC Preferred Stock” has the meaning set forth in Section 1 hereof.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series CC Preferred Stock.

Section 4. Dividends.

(a) Rate. Dividends on the Series CC Preferred Stock will not be mandatory. Holders of Series CC Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series CC Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December of each year (commencing on March 15, 2021); provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”). A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, February 1, 2021 to, but excluding, March 15, 2021. Dividends on each share of Series CC Preferred Stock will accrue at a rate per annum equal to 4.375%. The record date for payment of dividends on the Series CC Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30‑day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

(b) Non-Cumulative Dividends. Dividends on shares of Series CC Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series CC Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series CC Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series CC Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.

(c) Priority of Dividends. So long as any shares of Series CC Preferred Stock remain outstanding,

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);

(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common

Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after January 25, 2021, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and

(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series CC Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after January 25, 2021, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series CC Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series CC
Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series CC Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series CC Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series CC Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series CC Preferred Stock shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series CC Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series CC Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”). The holders of Series CC Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series CC Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series CC Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series CC Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series CC Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series CC Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after March 15, 2026, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series CC Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.

Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series CC Preferred Stock at the time outstanding, prior to March 15, 2026, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series CC Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.

(b) Notice of Redemption. Notice of every redemption of shares of Series CC Preferred Stock shall be provided to a Depositary Company (as defined below), as sole holder of the Series CC Preferred Stock, pursuant to the applicable procedures of such Depositary Company. Such notice shall be provided at least 40 days and not more than 70 days before the date fixed for redemption. Any notice given as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice, or any defect in such notice, to any holder of shares of Series CC Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series CC Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series CC Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series CC Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series CC Preferred Stock at the time outstanding, the shares of Series CC Preferred

Stock to be redeemed shall be selected either pro rata from the holders of record of Series CC Preferred Stock in proportion to the number of Series CC Preferred Stock held by such holders or in such other manner consistent with the rules and policies of the New York Stock Exchange as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series CC Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series CC Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.

(b) Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series CC Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series CC Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s

next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series CC Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series CC Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series CC Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series CC Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).

Upon any termination of the right of the holders of all shares of Series CC Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series CC Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series CC Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).

(c) Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series CC Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series CC Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series CC Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by

Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series CC Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the By-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series CC Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or By-laws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series CC Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series CC Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series CC Preferred Stock will have no right to vote under this Section 7(c)(iv) if in each case (a) the shares of Series CC Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series CC Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series CC Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series CC Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series CC Preferred Stock, and holders of the Series CC Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series CC Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).

Each holder of the Series CC Preferred Stock will have 25 votes per share on any matter on which holders of the Series CC Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Series CC Preferred Stock shall be required pursuant to Section 7(b) or (c)

above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series CC Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series CC Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the By-laws, applicable law and any national securities exchange or other trading facility in which the Series CC Preferred Stock is listed or traded at the time.

Section 8. Preemption and Conversion. The holders of Series CC Preferred Stock shall not have any rights of preemption or rights to convert such Series CC Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Reacquired Shares. Shares of Series CC Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 10. No Sinking Fund. Shares of Series CC Preferred Stock are not subject to the operation of a sinking fund.

Section 11. Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series CC Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series CC Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series CC Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
[Signature Page Follows]

US.131015285.04

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Bryant Owens, its Senior Vice President and Assistant Treasurer, and John J. Muller, its Assistant Secretary, this 28th day of January, 2021.

Wells Fargo & Company
By:	/s/ Bryant Owens
Bryant Owens, Senior Vice President and Assistant Treasurer

/s/ John J. Muller
John J. Muller, Assistant Secretary

[As filed with the Delaware Secretary of State on January 28, 2021]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
NON-CUMULATIVE PERPETUAL CLASS A PREFERRED STOCK, SERIES DD
(Without Par Value)
_____________________
WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon Securities Committee I of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on July 22, 2021, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 25, 2016, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1. Designation. The shares of such series of Preferred Stock shall be designated Non-Cumulative Perpetual Class A Preferred Stock, Series DD, with no par value and a liquidation preference amount of $25,000 per share (the “Series DD Preferred Stock”). Each share of Series DD Preferred Stock shall be identical in all respects to every other share of Series DD Preferred Stock except with respect to the date from which dividends may accrue. Series DD Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series DD Preferred Stock shall be 50,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series DD Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series DD Preferred Stock.

Section 3. Definitions. As used herein with respect to Series DD Preferred Stock:

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

“Certificate of Designation” means this Certificate of Designation relating to the Series DD Preferred Stock, as it may be amended from time to time.

“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

“Depositary Company” has the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.

“Dividend Period” has the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series DD Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series DD Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.

“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series DD Preferred Stock.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).

“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after July 20, 2021; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after July 20, 2021; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after July 20, 2021, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series DD Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series DD Preferred Stock is outstanding.

“Series DD Preferred Stock” has the meaning set forth in Section 1 hereof.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series DD Preferred Stock.

Section 4. Dividends.

(a) Rate. Dividends on the Series DD Preferred Stock will not be mandatory. Holders of Series DD Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series DD Preferred Stock, payable quarterly in arrears on the 15th day of March, June, September and December of each year (commencing on September 15, 2021); provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”). A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, July 27, 2021 to, but excluding, September 15, 2021. Dividends on each share of Series DD Preferred Stock will accrue at a rate per annum equal to 4.25%. The record date for payment of dividends on the Series DD Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30‑day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

(b) Non-Cumulative Dividends. Dividends on shares of Series DD Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series DD Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series DD Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series DD Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.

(c) Priority of Dividends. So long as any shares of Series DD Preferred Stock remain outstanding,

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock, and no shares of Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Common Stock by the Corporation (other than (i) a dividend payable in Common Stock or (ii) the acquisition of shares of Common Stock in exchange for, or through application of proceeds of the sale of, shares of Common Stock);

(2) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock other than Common Stock, and no shares of Junior Stock other than Common Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock other than Common Stock by the Corporation (other than (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock other than Common Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock other than Common Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock other than Common

Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after July 20, 2021, (viii) any purchase of fractional interests in shares of Junior Stock other than Common Stock pursuant to the conversion or exchange provisions of such Junior Stock other than Common Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock other than Common Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and

(3) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series DD Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after July 20, 2021, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, the full dividends for the then-current Dividend Period on all outstanding shares of the Series DD Preferred Stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series DD
Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series DD Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series DD Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of Series DD Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series DD Preferred Stock shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series DD Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of the Common Stock or any other Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series DD Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”). The holders of Series DD Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series DD Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series DD Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series DD Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series DD Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock, the holders of Common Stock and any other Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series DD Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after September 15, 2026, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series DD Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.

Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series DD Preferred Stock at the time outstanding, prior to September 15, 2026, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series DD Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.

(b) Notice of Redemption. Notice of every redemption of shares of Series DD Preferred Stock shall be provided to a Depositary Company (as defined below), as sole holder of the Series DD Preferred Stock, pursuant to the applicable procedures of such Depositary Company. Such notice shall be provided at least 40 days and not more than 70 days before the date fixed for redemption. Any notice given as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice, or any defect in such notice, to any holder of shares of Series DD Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series DD Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series DD Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series DD Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series DD Preferred Stock at the time outstanding, the shares of Series DD Preferred

Stock to be redeemed shall be selected either pro rata from the holders of record of Series DD Preferred Stock in proportion to the number of Series DD Preferred Stock held by such holders or in such other manner consistent with the rules and policies of the New York Stock Exchange as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series DD Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series DD Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.

(b) Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series DD Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series DD Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s

next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series DD Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series DD Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series DD Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series DD Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).

Upon any termination of the right of the holders of all shares of Series DD Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately. Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series DD Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series DD Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to this Section 7(b).

(c) Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series DD Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series DD Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series DD Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by

Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series DD Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the By-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series DD Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or By-laws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series DD Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series DD Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of the Series DD Preferred Stock will have no right to vote under this Section 7(c)(iv) if in each case (a) the shares of Series DD Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series DD Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series DD Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series DD Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series DD Preferred Stock, and holders of the Series DD Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series DD Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).

Each holder of the Series DD Preferred Stock will have 25 votes per share on any matter on which holders of the Series DD Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Series DD Preferred Stock shall be required pursuant to Section 7(b) or (c)

above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series DD Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series DD Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the By-laws, applicable law and any national securities exchange or other trading facility in which the Series DD Preferred Stock is listed or traded at the time.

Section 8. Preemption and Conversion. The holders of Series DD Preferred Stock shall not have any rights of preemption or rights to convert such Series DD Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Reacquired Shares. Shares of Series DD Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 10. No Sinking Fund. Shares of Series DD Preferred Stock are not subject to the operation of a sinking fund.

Section 11. Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series DD Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series DD Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series DD Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
[Signature Page Follows]

US.133767992.04

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Bryant Owens, its Senior Vice President and Assistant Treasurer, and John J. Muller, its Assistant Secretary, this 28th day of January, 2021.

Wells Fargo & Company
By:	/s/ Bryant Owens
Bryant Owens, Senior Vice President and Assistant Treasurer

/s/ John J. Muller
John J. Muller, Assistant Secretary

[As filed with the Delaware Secretary of State on July 23, 2021]

WELLS FARGO & COMPANY
_____________________
CERTIFICATE OF DESIGNATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
_____________________
7.625% FIXED RATE RESET NON-CUMULATIVE PERPETUAL CLASS A
PREFERRED STOCK, SERIES EE
(Without Par Value)
_____________________
WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), HEREBY CERTIFIES that, pursuant to authority conferred upon the Board of Directors of the Corporation (the “Board of Directors”) by the provisions of the Restated Certificate of Incorporation of the Corporation, as amended (the “Restated Certificate of Incorporation”), which authorize the issuance of not more than 20,000,000 shares of Preferred Stock, without par value, and pursuant to authority conferred upon Securities Committee I of the Board of Directors (the “Committee”) in accordance with Section 141(c) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolutions were duly adopted by the Committee pursuant to the unanimous written consent of the Committee duly adopted on July 19, 2023, in accordance with Section 141(f) of the General Corporation Law:

Resolved, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 25, 2016, the provisions of the Restated Certificate of Incorporation, the By-laws of the Corporation, and applicable law, a series of Preferred Stock, no par value, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

RIGHTS AND PREFERENCES

Section 1. Designation. The shares of such series of Preferred Stock shall be designated 7.625% Fired Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series EE, with no par value and a liquidation preference amount of $25,000 per share (the “Series EE Preferred Stock”). Each share of Series EE Preferred Stock shall be identical in all respects to every other share of Series EE Preferred Stock except with respect to the date from which dividends may accrue. Series EE Preferred Stock will rank equally with Parity Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 2. Number of Shares. The number of authorized shares of Series EE Preferred Stock shall be 69,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series EE Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law stating that such increase or decrease, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series EE Preferred Stock.

Section 3. Definitions. As used herein with respect to Series EE Preferred Stock:

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, subject to any adjustments made by the Calculation Agent as provided for herein.

“Calculation Agent” means a calculation agent appointed by the Corporation prior to the first Reset Dividend Determination Date or any successor appointed by the Corporation thereafter. A record of the selection of the Calculation Agent or any successor will be maintained by the Corporation and available to any stockholder upon request.

“Certificate of Designation” means this Certificate of Designation relating to the Series EE Preferred Stock, as it may be amended from time to time.

“Common Stock” means the common stock of the Corporation, par value $1⅔ per share, as the same exists at the date of this Certificate of Designation or as such stock may be constituted from time to time.

“Depositary Company” has the meaning set forth in Section 6(d) hereof.

“Dividend Payment Date” has the meaning set forth in Section 4(a) hereof.

“Dividend Period” has the meaning set forth in Section 4(a) hereof.

“DTC” means The Depository Trust Company, together with its successors and assigns.

“First Reset Date” has the meaning set forth in Section 4(a) hereof.

“Five-year Treasury Rate” means:

(1)the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities”

in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the Calculation Agent in its sole discretion; or

(2)if no calculation is provided as described above, then the Calculation Agent will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the Five-year Treasury Rate or (ii) if there is no such industry-accepted substitute or successor for the Five-year Treasury Rate, a substitute or successor rate that is most comparable to the Five-year Treasury Rate. Upon selection of a substitute or successor rate, the Calculation Agent may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the Business Day convention, the definition of Business Day, the Reset Dividend Determination Date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the Five-year Treasury Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation now existing or hereafter authorized over which the Series EE Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Liquidation Preference” has the meaning set forth in Section 5(a) hereof.

“Nonpayment Event” shall have the meaning set forth in Section 7(b).

“Parity Stock” means any other class or series of stock of the Corporation now existing or hereafter authorized that ranks on par with the Series EE Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

“Preference Stock” means any and all series of preference stock, having no par value, of the Corporation.

“Preferred Stock” means any and all series of preferred stock, having no par value, of the Corporation, including the Series EE Preferred Stock.

“Preferred Stock Directors” shall have the meaning set forth in Section 7(b).

“Regulatory Capital Treatment Event” means the Corporation’s reasonable determination that as a result of any (i) amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after July 17, 2023; (ii) proposed change in those laws or regulations that is announced or becomes effective on or after July 17, 2023; or (iii) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after July 17, 2023, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of all shares of Series EE Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series EE Preferred Stock is outstanding.

“Reset Date” has the meaning set forth in Section 4(a) hereof.

“Reset Dividend Determination Date” has the meaning set forth in Section 4(a) hereof.

“Reset Period” has the meaning set forth in Section 4(a) hereof.

“Series EE Preferred Stock” has the meaning set forth in Section 1 hereof.

“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series EE Preferred Stock.

Section 4. Dividends.

(a) Rate. Dividends on the Series EE Preferred Stock will not be mandatory. Holders of Series EE Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation, but only out of assets legally available therefor, non-cumulative cash dividends on the liquidation preference amount of $25,000 per share of the Series EE Preferred Stock, payable quarterly in arrears on the 15th day of each March, June, September and December, commencing September 15, 2023, and accruing at an annual rate equal to (i) 7.625% from, and including, July 24, 2023 to, but excluding, September 15, 2028 (the “First Reset Date”), and (ii) the Five-year Treasury Rate as of the most recent Reset Dividend Determination Date plus 3.606% for each Reset Period, from, and including, the First Reset Date, commencing on December 15, 2028; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which dividends are payable a “Dividend Payment Date”). A “Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, July 24, 2023 to, but excluding, September 15, 2023. A “Reset Period” means the period from, and including, a Reset Date to, but excluding, the next succeeding Reset Date, except for the initial Reset Period, which will be the period from, and including, the First Reset Date to, but excluding, the next succeeding Reset Date. A “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the immediately preceding Reset Date, and no Reset Date, including the First Reset Date, will be adjusted due to the occurrence of a non-Business Day. A “Reset Dividend Determination Date” means, in respect of any Reset Period, the day that is three Business Days prior to the applicable Reset Date, subject to any adjustments made by the Calculation Agent as provided for herein. The record date for payment of dividends on the Series EE Preferred Stock shall be the last Business Day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other date as determined by the Corporation’s Board of Directors. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30‑day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The Calculation Agent’s determination of the rate of any dividend for each Reset Period and its calculation of the amount of dividends, and any other adjustments made by the Calculation Agent pursuant to the terms hereof will be maintained on file at the Calculation Agent’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

(b) Non-Cumulative Dividends. Dividends on shares of Series EE Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series EE Preferred Stock on any Dividend Payment Date are not declared prior to such Dividend Payment Date, then such dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series EE Preferred Stock shall have no right to receive, dividends accrued for such Dividend Period on the Dividend Payment Date for such Dividend Period or at any time in the future or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to Series EE Preferred Stock or any other series of authorized Preferred Stock, Preference Stock, or Common Stock of the Corporation.

(c) Priority of Dividends. So long as any shares of Series EE Preferred Stock remain outstanding:

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Stock, and no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation (other than, subject to any other provision of the Restated Certificate of Incorporation, (i) a dividend payable solely in shares of Junior Stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of Junior Stock for or into other Junior Stock, (v) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (vii) any purchase, redemption or other acquisition of Junior Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after July 17, 2023, (viii) any purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the securities being converted or exchanged, (ix) the purchase of Junior Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (x) the purchase of Junior Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business); and

(2) no shares of Parity Stock will be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series EE Preferred Stock and such Parity Stock during a Dividend Period (other than (i) as a result of a reclassification of Parity Stock for or into other Parity Stock or Junior Stock, (ii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock or Junior Stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of Parity Stock or Junior Stock, (iv) any purchase, redemption or other acquisition of Parity Stock pursuant to any of the Corporation’s or any of its subsidiaries’ employee, consultant or director incentive or benefit plans or arrangements (including any employment, severance or consulting arrangements) adopted before or after July 17, 2023, (v) any purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such Parity Stock or the securities being converted or exchanged, (vi) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with the distribution thereof or (vii) the purchase of Parity Stock by Wells Fargo Securities, LLC, or any other affiliate of the Corporation, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, full dividends on all outstanding shares of Series EE Preferred Stock for the Dividend Period ending on or immediately prior to the dividend payment date or other payment date for such Junior Stock or Parity Stock have been declared and paid or declared and a sum sufficient for payment of those dividends has been set aside.

Subject to the succeeding sentence, for so long as any shares of Series EE Preferred Stock remain outstanding, no dividends shall be declared, paid, or set aside for payment on any Parity Stock for any period unless full dividends on all outstanding shares of Series EE Preferred Stock for the then-current Dividend Period have been paid in full or declared and a sum sufficient for the payment thereof set aside. To the extent the Corporation declares dividends on the Series EE Preferred Stock and on any Parity Stock but cannot make full payment of those declared dividends, the Corporation will allocate the dividend payments on a proportional basis among the holders of shares of

Series EE Preferred Stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may be declared and paid on the Common Stock and any other stock that is Parity Stock or Junior Stock, from time to time out of any assets legally available for such payment, and the shares of Series EE Preferred Stock shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Series EE Preferred Stock shall be entitled to receive in full out of assets available for distribution to its stockholders before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of Parity Stock or any stock of the Corporation ranking senior to the Series EE Preferred Stock as to such distribution, a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends which have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation (the “Liquidation Preference”). The holders of Series EE Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation other than what is expressly provided for in this Section 5.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference to all holders of Series EE Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series EE Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preference of Series EE Preferred Stock and all such Parity Stock.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series EE Preferred Stock and all other amounts payable upon liquidation, dissolution or winding up of the Corporation have been paid in full to all holders of any Parity Stock and any other series of Preferred Stock or Preference Stock ranking senior to the Common Stock upon a liquidation, dissolution or winding up of the Corporation, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may redeem, subject to the prior approval of the Federal Reserve Board, out of funds legally available therefor, in whole or in part, the shares of Series EE Preferred Stock at the time outstanding, at any time on any Dividend Payment Date on or after September 15, 2028, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series EE Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid up to the redemption date without accumulation of any undeclared dividends.

Notwithstanding the foregoing, within 90 days of the Corporation’s good faith determination that a Regulatory Capital Treatment Event has occurred, the Corporation, at the option of its Board of Directors or any duly authorized committee of the Board of Directors of the Corporation, may, subject to the approval of the appropriate federal banking agency, redeem out of funds legally available therefor, in whole, but not in part, the shares of Series EE Preferred Stock at the time outstanding, prior to September 15, 2028, upon notice given as provided in Section 6(b) below. The redemption price for shares of Series EE Preferred Stock shall be $25,000 per share plus an amount equal to any dividends that have been declared but not paid, without accumulation of any undeclared dividends.

(b) Notice of Redemption. Notice of every redemption of shares of Series EE Preferred Stock shall be provided to a Depositary Company (as defined below), as sole holder of the Series EE Preferred Stock, pursuant to the applicable procedures of such Depositary Company. Such notice shall be provided at least 25 days and not more than 55 days before the date fixed for redemption. Any notice given as provided in this Section 6(b) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to duly give such notice, or any defect in such notice, to any holder of shares of Series EE Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other holder's shares of Series EE Preferred Stock. Each notice shall state (i) the redemption date; (ii) the number of shares of Series EE Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, if applicable, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. Notwithstanding the foregoing, if the Series EE Preferred Stock is held in book-entry form through DTC, the Corporation may give such notice in any manner permitted by DTC.

(c) Partial Redemption. In case of any redemption of only part of the shares of Series EE Preferred Stock at the time outstanding, the shares of Series EE Preferred Stock to be redeemed shall be selected either pro rata from the holders of record of Series EE Preferred Stock in proportion to the number of Series EE Preferred Stock held by such holders or in such other manner as the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation may determine to be fair and equitable. Subject to the provisions of this Section 6, the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of Series EE Preferred Stock shall be redeemed from time to time.

(d) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been irrevocably set aside by the Corporation, separate and apart from its other assets, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Corporation with a bank or trust company selected by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors (the “Depositary Company”) in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from the Depositary Company at any time after the redemption date from the funds so deposited, without interest. The Corporation shall be entitled to receive, from time to time, from the Depositary Company any interest accrued on such funds, and the holders of any shares called for redemption shall have no claim to any such interest. Any funds so deposited and unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released or repaid to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series EE Preferred Stock shall not be entitled to vote on any matter except as set forth in paragraph 7(b) below or as required by applicable law.

(b) Right To Elect Two Directors Upon Nonpayment Events. Whenever dividends payable on any shares of Series EE Preferred Stock or any class or series of Voting Parity Stock have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly Dividend Periods or their equivalent, whether or not for consecutive Dividend Periods (a “Nonpayment Event”), the holders of the outstanding Series EE Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of the Corporation’s Board of Directors at the Corporation’s next annual meeting of stockholders and at each subsequent annual meeting of stockholders (the “Preferred Stock Directors”) by a plurality of the votes cast; provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights). Upon the vesting of such right of such holders, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series EE Preferred Stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of the Series EE Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series EE Preferred Stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect Preferred Stock Directors shall continue until such time as the Corporation has paid in full dividends for the equivalent of at least four quarterly Dividend Periods or their equivalent, at which time such right with respect to the Series EE Preferred Stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent default of the character described in this Section 7(b).

Upon any termination of the right of the holders of all shares of Series EE Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class shall terminate immediately (in which case each such director shall thereupon cease to be qualified as, and shall cease to be, a director). Any Preferred Stock Director may be removed at any time without cause by the holders of a majority of the outstanding shares of Series EE Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a class). In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by a plurality of the votes cast by the holders of Series EE Preferred Stock and Voting Parity Stock having the voting rights described above, voting together as a class, unless the vacancy has already been filled. The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders as provided in this Section 7(b) shall have expired, the number of directors shall be such number as may be provided for in or determined in accordance with the By-Laws irrespective of any increase made pursuant to this Section 7(b).

(c) Other Voting Rights. In addition to any other vote required by law or the Restated Certificate of Incorporation, so long as any shares of the Series EE Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series EE Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series EE Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either by consent without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law: (i) the issuance of any class or series of Preferred Stock or Preference Stock ranking senior to the Series EE Preferred Stock in the payment of dividends or the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; (ii) any amendment, alteration or repeal of any provision of the Restated Certificate of Incorporation, including the Certificate of Designation, or the By-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series EE Preferred Stock; (iii) any amendment or alteration of the Restated Certificate of Incorporation, including the Certificate of Designation, or By-laws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Corporation’s capital stock ranking senior to the Series EE Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of the Corporation’s voluntary or involuntary liquidation, dissolution or winding up; or (iv) any consummation of a reclassification involving the Series EE Preferred Stock or a merger or consolidation of the Corporation with another corporation or other entity, except holders of the Series EE Preferred Stock will have no right to vote under this Section 7(c)(iv) if in each case (a) the shares of Series EE Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares of Series EE Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series EE Preferred Stock, taken as a whole; provided, however, that any authorization, creation or increase in the authorized amount of or issuance of the Series EE Preferred Stock or any Parity Stock or Junior Stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or Junior Stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series EE Preferred Stock, and holders of the Series EE Preferred Stock shall have no right to vote thereon.

If any amendment, alteration, repeal, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect one or more but not all series of voting Preferred Stock (including the Series EE Preferred Stock), then only those series affected by and entitled to vote on the matter shall vote on the matter together as a class (in lieu of all other series of Preferred Stock).

Each holder of the Series EE Preferred Stock will have 25 votes per share on any matter on which holders of the Series EE Preferred Stock are entitled to vote, whether separately or together with any other series of stock of the Corporation (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by consent.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Series EE Preferred Stock shall be required pursuant to Section 7(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding Series EE Preferred Stock shall have been redeemed, or notice of redemption has been given and sufficient funds shall have been irrevocably set aside in trust or deposited with a bank or trust company to effect such redemption.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series EE Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Restated Certificate of Incorporation, the By-laws and applicable law.

Section 8. Preemption and Conversion. The holders of Series EE Preferred Stock shall not have any rights of preemption or rights to convert such Series EE Preferred Stock into shares of any other class of capital stock of the Corporation.

Section 9. Reacquired Shares. Shares of Series EE Preferred Stock which have been issued and redeemed or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

Section 10. No Sinking Fund. Shares of Series EE Preferred Stock are not subject to the operation of a sinking fund.

Section 11. Additional Classes or Series of Stock. Notwithstanding anything set forth in the Restated Certificate of Incorporation or this Certificate of Designation to the contrary, the Board of Directors of the Corporation, or any authorized committee of the Board of Directors of the Corporation, (i) without the vote of the holders of the Series EE Preferred Stock, may authorize and issue additional shares of Junior Stock and Parity Stock and (ii) with the requisite vote of the holders of the Series EE Preferred Stock and Parity Stock entitled to vote thereon, may authorize and issue any additional class or series of Preferred Stock or Preference Stock senior to the Series EE Preferred Stock as to the payment of dividends and/or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
[Signature Page Follows]

US.358320009.06

In Witness Whereof, Wells Fargo & Company has caused this Certificate of Designation to be signed by Bryant Owens, its Senior Vice President and Assistant Treasurer, and Mary E. Schaffner, its Assistant Secretary, this 20th day of July, 2023.

Wells Fargo & Company
By:	/s/ Bryant Owens
Bryant Owens, Senior Vice President and Assistant Treasurer

/s/ Mary E. Schaffner
Mary E. Schaffner, Assistant Secretary

[As filed with the Delaware Secretary of State on July 20, 2023.]
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